                                                                    EXHIBIT 4.3

                                                              EXECUTION VERSION


                           SECOND AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                                  VDK FOODS LLC


                  This Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC (the "Company") is amended and restated as of April 8, 1998, among the Persons whose names are set forth as Members on Schedule A hereto.

                  WHEREAS, Dartford Partnership L.L.C. and Ray Chung have heretofore formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on August 16, 1995, and entering into a Limited Liability Company Agreement of the Company, dated as of August 15, 1995, which was amended and restated as of September 19, 1995 and further amended and restated as of May 22, 1997 (the "Original Limited Liability Company Agreement").

                  NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound hereby, amend and restate the Original Limited Liability Company Agreement in its entirety and agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  Section 1.1 Definitions. Unless the context otherwise requires the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                  "Additional Members" has the meaning set forth in Section
12.1 hereof.

                  "Additional Units" has the meaning set forth in Section
12.1 hereof.

                  "Admission Event" means any of the following actions:

                  (a) execution of this Agreement or any other writing evidencing intent to become a Member; or

                  (b) the making of a Capital Contribution.

                  "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Second Amended and Restated Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

                  "Assignee" means any Person who is an assignee of a Member's interest in the Company, or part thereof, and who does not become a Member pursuant to Section 13.6 hereof.

                  "Aurora Foods" means Aurora Foods Inc., a Delaware corporation, and any successor thereto.

                  "Aurora Holdings" means Aurora Foods Holdings Inc., a Delaware corporation, and any successor thereto.

                  "Authorized Number of Class E Units" is 720.

                  "Available Cash" means all cash (including the net proceeds from capital transactions and sale of assets not in the ordinary course of business) held and owned by the Company less any reserve for the working capital and other foreseeable future needs of the Company, as determined by the Board in its sole discretion.

                  "Board" means the Board of Member Managers of the Company, with such powers and duties as described in Article VI.

                  "Capital Account" means, for each Member, the sum of Capital Contributions made by such Member pursuant to Section 4.1 hereof and such adjustments made pursuant to Section 4.3 hereof.

                  "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to the Units held by such Member. In the case of a Member who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement, "Capital Contribution" has the meaning set forth in
Section 4.3(b) hereof.

                  "Cause" means (i) the failure or inability to cure or remedy, within 20 days after written notice from the Board, any willful misconduct in the course of rendering services for or on behalf of the Company; (ii) the commission of any fraudulent act in the course of rendering services for or on behalf of the Company; or (iii) the conviction of a felony by any court having competent jurisdiction.

                  "Certificate" means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "Class A Holder" means any Person listed on Schedule A hereto as a holder of Class A Units.

                  "Class A Units" means the outstanding Class A Units, each of which shall have the rights, powers and preferences set forth in Section
4.6 hereof.

                  "Class B Holder" means any Person listed on Schedule A hereto as a holder of Class B Units.

                  "Class B Units" means the outstanding Class B Units, each of which shall have the rights, powers and preferences set forth in Section
4.6 hereof.

                  "Class C Holder" means any Person listed on Schedule A hereto as a holder of Class C Units.

                  "Class C Units" means the outstanding Class C Units, each of which shall have the rights, powers and preferences set forth in Section
4.6 hereof.

                  "Class D Holder" means any Person listed on Schedule A hereto as a holder of Class D Units.

                  "Class D Units" means the outstanding Class D Units, each of which shall have the rights, powers and preferences set forth in Section
4.6 hereof.

                  "Class E Catch-Up Percentage" means (x) the number of Vested Class E Units then outstanding divided by (y) the Authorized Number of Class E Units, then multiplying that quotient by .0399996. For example, if the number of Vested Class E Units then outstanding is 648 and the Authorized Number of Class E Units is 720, the Class E Catch-Up Percentage is 648 / 720 = .9, multiplied by .0399996 = .0359996 or 3.59996%.

                  "Class E Holder" means any Person listed on the books and records of the Company as a holder of Class E Units.

                  "Class E Units" means the outstanding Class E Units issued by the Company, each of which shall have the rights, powers and preferences set forth in Section 4.6 hereof and which, after the issuance thereof, shall be subject to vesting in accordance with Schedule B hereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (Sections) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                  "Company" means VDK Foods LLC, the limited liability company heretofore formed and continued under and pursuant to the Delaware Act and this Agreement.

                  "Contribution" means the contribution to New LLC as of the date of this Agreement (i) by the Company of all of the outstanding shares of capital stock of VDK Holdings, and (ii) by MBW Investors LLC of all of the outstanding shares of capital stock of Aurora Holdings, in each case pursuant to the Contribution Documents.

                  "Contribution Documents" means the Contribution Agreement, dated as of April 8, 1998, between the Company and MBW Investors LLC, and any and all documents, agreements, certificates or other instruments required to be executed and delivered by or on behalf of the Company in connection with the Contribution.

                  "Covered Person" means a Member, a Member Manager, an Officer, any Affiliate of a Member, Member Manager or Officer, any officers, directors, shareholders, members, partners, employees, representatives or agents of a Member, a Member Manager, an Officer or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

                  "Dartford" means Dartford Partnership L.L.C., a Delaware limited liability company.

                  "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. Sections 18-101, et seq., as amended from time to time.

                  "Depreciation" means, for each Tax Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Tax Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Tax Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning

Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Tax Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Tax Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Member Manager.

                  "Exceptional Performance Units" has the meaning set forth in Schedule D hereto.

                  "Fair Asset Value" means the amount for which any asset could be sold in an arm's length transaction by one who desires to sell, but is not under any urgent requirement to sell, to a buyer who desires to buy, but is under no urgent necessity to buy, when both have a reasonable knowledge of the facts, all as determined by the Board. In determining such Fair Asset Value, furniture, fixtures and equipment shall be valued at cost less depreciation and the reasonably foreseeable prospects (including all tax liabilities and, in particular, tax liabilities upon the sale or other disposition of Company assets) of the business of the Company shall be taken into account. Securities which are traded on a national securities exchange or quotation system shall be valued at the average closing sales price for the actual number of Trading Days during the 60-day period immediately preceding the date of such valuation, as such prices are reported in The Wall Street Journal.

                  "Fenway" means Fenway Partners Capital Fund, L.P., a Delaware limited partnership.

                  "Final Date" has the meaning set forth in Schedule D hereto.

                  "Fiscal Year" means (i) the calendar year, or (ii) any portion of the period described in clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

                  "Gloriande" means Gloriande (Luxembourg) SarL, an Affiliate of Tiger Oats Limited.

                  "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board;

                  (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective Fair Asset Values, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Sections 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause (i) and Clause (ii) of this sentence shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                  (c) the Gross Asset Value of any Company asset distributed to any Member shall be the Fair Asset Value of such asset on the date of distribution, as determined by the distributee Member and the Board.

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph (a) or Paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Incentive Plan" means the VDK Incentive Compensation Plan in the form of Schedule D hereto.

                  "Liquidating Trustee" has the meaning set forth in Section
15.3 hereof.

                  "Majority Vote" means the written approval of, or the affirmative vote by, Members holding a majority of the Voting Units held by Members.

                  "Management Services Agreement" means the Amended and Restated Management Services Agreement, dated as of July 9, 1996, as amended from time to time, between Dartford and Van de Kamp's.

                  "MBW Investors LLC" means MBW Investors LLC, a Delaware limited liability company and any successor thereto.

                  "Member" means any Person named as a member of the Company on Schedule A hereto (or, in the case of Class E Units, identified as a member on the books and records of the Company) and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, and "Members" means two or more of such Persons when acting in their capacities as members of the Company. Except as otherwise provided herein, the Members shall constitute one class or group of members.

                  "Member Managers" means the Members designated in Section
6.1 hereof as the member managers of the Company and shall include successors appointed pursuant to the provisions of this Agreement. A Member Manager shall not be deemed to be a "manager" within the meaning of the Delaware Act.

                  "New LLC" means Aurora/VDK LLC, a Delaware limited liability company into which the Company has agreed to contribute pursuant to the Contribution Documents all of the outstanding capital stock of VDK Holdings in exchange for certain interests in Aurora/VDK LLC, and any surviving entity of a reorganization (including an incorporation of Aurora/VDK LLC), merger or consolidation of Aurora/VDK LLC or any successor thereto.

                  "New LLC Entities" means, collectively, New LLC and any direct or indirect Subsidiary of New LLC and any successor thereto. As of the effective date of the Contribution, the New LLC Entities will be New LLC, VDK Holdings, Van de Kamp's, Aurora Holdings, and Aurora Foods.

                  "Non-Public Shareholders" of the Public Company means the stockholders of the Public Company other than any stockholders who acquired their equity securities of the Public Company pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "Officers" means officers of the Company appointed by the Board pursuant to Article VI hereof.

                  "Other Subsidiary" means any Subsidiary of the Company, other than any New LLC Entity that would qualify as a Subsidiary of the Company.

                  "Performance Units" has the meaning set forth in Schedule D hereto.

                  "Permitted Transferees" means the Persons to whom Transfers are permitted to be made under Section 13.5.

                  "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                  "Plan Catch-Up Percentage" means (x) the number of Vested Performance Units plus the number of Vested Exceptional Performance Units divided by (y) 4,000, then multiplying that quotient by .1111. For example, if the number of Vested Performance Units is 1,334 and the number of Vested Exceptional Performance Units is 1,200, the Plan Catch-Up Percentage is 2,534 / 4,000 = .6335, multiplied by .1111 = .070382 or 7.0382%.

                  "Preferred Capital Contribution" means, with respect to any Member, the aggregate amount of money and the value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to the Class A Units held by such Member.

                  "Profits" and "Losses" means, for each Tax Year, an amount equal to the Company's taxable income or loss for such Tax Year, determined in accordance with Sections 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Sections 703(a)(1) of the Code), with the following adjustments:

                  (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b) any expenditures of the Company described in Sections 705(a)(2)(B) of the Code (or treated as expenditures described in Sections 705(a)(2)(B) of the Code pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with Paragraph (b) or Paragraph (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

                  (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Tax Year or other period, computed in accordance with the definition of "Depreciation" above.

                  "Proportionate Percentage" means, (i) with respect to each Member that elects to exercise its rights under Section 12.2, 13.1(b) or
Section 13.2(b) hereof, a percentage (expressed as a decimal fraction rounded to the nearest one-hundredth) obtained by dividing

(x) the number of all Voting Units owned by such electing Member by (y) the aggregate number of Voting Units owned by all Members electing to exercise their rights under such provision and (ii) with respect to the Selling Member and each Member that elects to exercise its rights under Section 14.1 hereof, a percentage expressed as a decimal fraction rounded to the nearest one-hundredth) obtained by dividing (x) the number of all Class B Units owned by such Selling Member or electing Member by (y) the aggregate number of Class B Units owned by the Selling Member and all Members electing to exercise their rights under such provision.

                  "Public Company" means the Company, any New LLC Entity, or any Other Subsidiary, or any successor thereto, in each case which intends to effect a Public Offering.

                  "Public Offering" means (i) the sale to the public by the Public Company for its own account of equity securities issued by such Public Company, and/or (ii) the sale to the public by the Non-Public Shareholders pursuant to a Secondary Sale of equity securities issued by the Public Company and held by the Non-Public Shareholders, in either case pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Redemption Price" shall mean the amount required to be paid on account of the redemption of any Class A Unit as provided by the first sentence of Section 4.6(c).

                  "Sale Notice" means a written notice, delivered by a Selling Member pursuant to Section 13.2 hereof, stating the number of each class of Units that are proposed to be Transferred and describing the terms and conditions of the intended Transfer, including the name of the proposed transferee and the Transfer price therefor.

                  "Secondary Sale" means any sale by one or more Non-Public Shareholders of equity securities issued by the Public Company and held by such Non-Public Shareholders (but not originally issued by the Public Company pursuant to a Public Offering), whether such sale is pursuant to a registered public offering under the Securities Act of 1933, as amended, an exemption from the registration requirements thereof, or otherwise.

                  "Securityholders Agreement" means the Securityholders Agreement dated as of the date hereof by and among New LLC, the Company, certain Members of the Company, MBW Investors LLC, and certain members of MBW Investors LLC.

                  "Selling Member" means any Member that intends to Transfer any Units owned by it when such proposed Transfer would be subject to the provisions of Section 13.2 or Section 14.1 hereof.

                  "Subsidiary" with respect to any company means any corporation more than 50% of whose stock or other equity securities (measured by virtue of voting rights) in the aggregate is owned by such company, by one or more Subsidiaries of such company, or by such company and one or more Subsidiaries of such company.

                  "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 13.5 hereof, and who is named as a Member on Schedule A to this Agreement.

                  "Super-Majority Vote" means the written approval of, or the affirmative vote by, Members holding at least the following percentage of the Voting Units held by all Members: (i) for purposes of Sections 16.1(a)(i),
(ii), (iii), (iv), (vii) and (xii): 70%; and (ii) for all other purposes: 75%.

                  "Tax Liability Distributions" shall have the meaning given such term in Section 8.2 hereof.

                  "Tax Matters Member" has the meaning set forth in Section
10.1 hereof.

                  "Tax Year" means the 12 month period ending on the last Saturday in December.

                  "Total Performance Unit Value" and "Total Exceptional Performance Unit Value" shall have the meanings given such terms in Schedule D hereto.

                  "Transfer" means (i) as a noun, any transaction (or the consummation of a transaction) which has resulted in a change in the ownership of any Unit, including without limitation, any voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of, by or with respect to the Member which owns such Unit which has resulted in a transfer of the voting rights or the rights to distribution with respect to such Unit, and (ii) as a verb, to make any transaction described in (i).

                  "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "UBS Capital" means UBS Capital LLC, a New York limited liability company.

                  "UBS Permitted Transferee" means (A) any Affiliate of UBS Capital, including co-investment entities established and controlled by UBS Capital (collectively, "UBS Affiliates") (B) any managing director, director, officer or employee of UBS Capital or any UBS Affiliate or the heirs, executors, administrators, testamentary trustee, descendants of any of the foregoing persons referred to in this clause (B) (collectively, "UBS Associates"); and (C) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only UBS Capital, UBS Affiliates or UBS Associates.

                  "Unit" means any one of the Class A Units, Class B Units, Class C Units, Class D Units or Class E Units. Each Unit represents a limited liability company interest in the Company, with the respective rights, powers and preferences as provided in this Agreement. All issued Units are held by the Members as set forth on the Schedule A hereto. If Additional Units are issued as provided in Article XII, the total number of Units outstanding shall be automatically increased by the number of Additional Units issued. Upon their issuance, all Units shall be owned by the Members holding such Units; provided, that Class E Units that have been issued but have not become Vested Class E Units shall have no rights or powers under this Agreement except as expressly provided on Schedule B hereto and in Section 7.1(iv) hereof.

                  "Unrecouped Capital Contribution" means as to any Member or Assignee the amount of such Member's or Assignee's Capital Contribution with respect to Class B Units held by such Member or Assignee minus the aggregate of all distributions previously made to such Member or Assignee pursuant to
Section 8.3(iii) hereof.

                  "Unrecouped Preferred Capital Contribution" means as to any Member or Assignee the amount of such Member's or Assignee's Preferred Capital Contribution, if any, minus the aggregate of all distributions previously made to such Member or Assignee pursuant to Section 8.3(i) hereof.

                  "Van de Kamp's" means Van de Kamp's, Inc., a Delaware corporation, and any successor thereto.

                  "VDK Holdings" means VDK Holdings, Inc., a Delaware corporation, and any successor thereto.

                  "Vested Class E Percentage" means a percentage obtained by dividing (x) the number of Vested Class E Units then outstanding by (y) the Authorized Number of Class E Units, then multiplying that quotient by 0.36. For example, if the number of Vested Class E Units then outstanding is 648 and the Authorized Number of Class E Units is 720, the Vested Class E Percentage is 648 / 720 = .9, multiplied by .036 = .0324, or 3.24%.

                  "Vested Class E Units" means those Class E Units that have vested in accordance with Schedule B hereto.

                  "Vested Plan Percentage" means a percentage obtained by dividing (x) the number of Vested Plan Units then outstanding by (y) 4,000, then multiplying that quotient by .1. For example, if the number of Vested Plan Units is 2,534, the Vested Plan Percentage is 2,534 / 4,000 = .6335, multiplied by .1 = .06335, or 6.335%.

                  "Vested Plan Units" means the sum of those Performance Units and those Exceptional Performance Units that have vested in accordance with Schedule D hereto.

                  "Voting Units" means, collectively, the Class B Units and the Class C Units which shall vote together as a single class.

                  Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                              CONTINUATION AND TERM

                  Section 2.1  Continuation.

                  (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members and the Member Managers shall be as provided in the Delaware Act, except as otherwise provided herein.

                  (b) Any Person listed on Schedule A hereto that performs an Admission Event, or any Person listed on Schedule A hereto whose authorized representative performs an Admission Event, shall be deemed to have evidenced its intent to become a Member, to have complied with the conditions for becoming a Member as set forth in this Agreement, and to have requested that the records of the Company reflect such admission as a Member, and when the records of the Company are amended to reflect the admission of such Person as a Member, such Person shall be admitted to the Company as a Member.

                  (c) The name and mailing address of each Member shall be listed on the Schedules hereto. The Member Managers shall update any Schedule from time to time as necessary to accurately reflect the information therein. Any amendment or revision to a Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to a Schedule shall be deemed to be a reference to such Schedule as amended and in effect from time to time.

                  Section 2.2 Name. The name of the Company heretofore formed and continued hereby is VDK Foods LLC. The business of the Company may also be conducted under any other name or names designated by the Board from time to time.

                  Section 2.3 Term. The term of the Company commenced on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2020, unless dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate.

                  Section 2.4 Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the Board may designate another registered agent and/or registered office.

                  Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 456 Montgomery Street, Suite 2200, San Francisco, California 94104. Upon 10 days' notice to the Members, the Board may change the location of the Company's principal place of business.

                                  ARTICLE III

                       PURPOSE AND POWERS OF THE COMPANY

                  Section 3.1 Purpose. The purpose of the Company is to acquire, hold for investment, sell and dispose of the stock and other securities, directly or indirectly, of any Subsidiary, and to engage in all activities necessary, advisable or incidental thereto, including without limitation engaging in (or causing or permitting any of its Subsidiaries to engage in) any of the transactions identified in Section 16.1 hereof.

                  Section 3.2 Powers of the Company.

                  (a) Subject to the provisions of Section 3.3, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

                             (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                            (ii) to acquire by purchase, lease, contribution of
                  property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                           (iii) to enter into, perform and carry out contracts
                  of any kind convenient to or incidental to the accomplishment of the purpose of the Company;

                            (iv) to lend money for its proper purpose, to invest
                  and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

                             (v) to appoint employees and agents of the Company,
                  and define their duties and fix their compensation;

                            (vi) to indemnify any Person in accordance with the
                  Delaware Act;

                           (vii) to cease its activities and cancel its Certificate;

                          (viii) to negotiate, enter into, renegotiate, extend,
                  renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                            (ix) to borrow money and issue evidences of
                  indebtedness; and

                             (x) to guaranty the obligations of any Person and
                  to secure any of the same by a mortgage, pledge or other lien on the assets of the Company.

                  (b) The Member Managers and Officers, or any of them, are hereby expressly authorized to enter into and perform on behalf of the Company the Contribution Documents and the Securityholders Agreement, but such authorization shall not be deemed a restriction on the power of the Member Managers to authorize the Officers to enter into other documents not inconsistent with such Contribution Documents or Securityholders Agreement on behalf of the Company to the extent permitted by this Agreement. The Company, Member Managers and the Officers on behalf of the Company, are expressly authorized to enter into and perform the Contribution Documents and Securityholders Agreement and are authorized and directed to take any and all actions contemplated thereby, and to the extent the Company, Member Managers and the Officers have previously entered into and performed such agreements not inconsistent with such Contribution Documents or Securityholders Agreement, such actions are ratified, without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law.

                  Section 3.3. Limitations on Actions. Anything in this Agreement to the contrary notwithstanding, the Company shall not hold any investment, incur any indebtedness or otherwise take any action that would cause any Member of the Company to realize "unrelated business taxable income" as such term is defined in Section 512 of the Code.

                                   ARTICLE IV

                          CAPITAL CONTRIBUTIONS, UNITS,
                          CAPITAL ACCOUNTS AND ADVANCES

                   Section 4.1 Capital Contributions.

                  (a) Each Member has contributed to the capital of the Company the amount of cash set forth opposite the Member's name on Schedule A hereto, and the Company has issued to each Member the number of Units set forth opposite the Member's name on Schedule A hereto; provided, that the number of Class E Units issued to the Class E Holders and the respective capital contributions relating thereto shall be maintained on the books and records of the Company and not set forth on Schedule A hereto.

                  (b) No Member shall be required to make any additional capital contribution to the Company.

                  Section 4.2  Status of Capital Contributions.

                  (a) Except as otherwise provided in this Agreement, the amount of a Member's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of all Members.

                  (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

                  (c) Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their Capital Contributions pursuant to Section 4.1 hereof, and no Member or Assignee shall be required to lend any funds to the Company or, after a Member's Capital Contributions has been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.

                  Section 4.3  Capital Accounts.

                  (a) An individual Capital Account shall be established and maintained for each Member. The Capital Account of each Member shall be maintained in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations (including Section 1.704-1(b)(2)(iv) thereof) thereunder. Adjustments shall be made to the Capital Accounts for all distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder. In general, a Member's Capital Account shall be increased by (i) the amount of money and the Gross Asset Value of property (net of liabilities secured by such contributed property that the Company is considered to assume to take subject to under
Section 752 of the Code) contributed to the Company by the Member and (ii) allocations to the Member of Profits and decreased by (i) the amount of money distributed to the Member by the Company, (ii) the Gross Asset Value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to the Member of Losses. In the event the Gross Asset Value of Company assets is adjusted under Article I of this Agreement, the Capital Accounts of the Members shall be adjusted to reflect the aggregate net adjustment as if the Company recognized Profits or Losses equal to the amount of such aggregate net adjustment and such Profits or Losses were allocated to the Members pursuant to Sections 8.7 and 8.8 of this Agreement. The foregoing provisions relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be applied in a manner consistent with such Regulations.

                  (b) The original Capital Account established for any Member or Assignee who acquires an interest in the Company by virtue of a Transfer or an assignment that does not cause a termination of the Company within the meaning of Code Section 708(b)(1)(B) and that is in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the transferor or assignor of such interest, and, for purposes of this Agreement, such Member or Assignee shall be deemed to have made the Capital Contributions made by the transferor or assignor of such interest (or made by such transferor's or assignor's predecessor in interest) and have received the distributions and been allocated the allocations receive by or allocated to the transferor or assignor of such interest (or received by or allocated to such transferor's or assignor's predecessor in interest). If the Company has a Code Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Code Section 743. To the extent such Member or Assignee acquires less than the entire interest in the Company of the transferor or assignor of the interest so acquired by such Member or Assignee, the original Capital Account of such Member or Assignee and its Capital Contributions shall be in proportion to the interest it acquires, and the Capital Account of the transferor or assignor who retains a partial interest in the Company, and the amount of its Capital Contributions, shall be reduced in proportion to the interest it retains. If a Transfer or assignment of an interest in the Company causes a termination of the Company within the meaning of Code
Section 708(b)(1)(B), the income tax consequences shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Regulations promulgated thereunder, and the initial Capital Accounts of the Members and the Assignee in the new limited liability company shall be determined in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(d), (e), (f), (g) and (h) under Code Section 704 and thereafter in accordance with this Section 4.3.

                  Section 4.4. Negative Capital Accounts. At no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in his Capital Account have any obligation to the Company or the other Members to restore such negative balance.

                  Section 4.5 Advances. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company with interest at a rate equal to the lesser of (i) such rate as the Board agrees and (ii) the maximum rate permitted by applicable law, and upon such other terms and conditions as shall be mutually determined by such Member and the Board. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

                  Section 4.6  Units.

                  (a) Distributions. Distributions on Units shall be made in accordance with Article VIII hereof.

                  (b) Voting. Except as otherwise provided in this Agreement,
(i) the Members shall not be entitled to vote their Class A Units on any matter brought before the Members for a vote; (ii) the Members who are Class B Holders shall be entitled to vote on each matter on which the Members shall be entitled to vote at the rate of one vote for each Class B Unit held by such Member; (iii) the Members who are Class C Holders shall be entitled to vote on each matter on which the Members shall be entitled to vote at the rate of one vote for each Class C Unit held by such Member; (iv) the Members shall not be entitled to vote their Class D Units on any matter brought before the Members for a vote; and (v) the Members shall not be entitled to vote their Class E Units on any matter brought before the Members for a vote.

                  (c) Redemption of Class A Units. The Company may at its option by the approval of the Board, at any time and from time to time, upon notice in writing to the Class A Holders not less than 10 days prior to the date fixed for redemption, redeem the Class A Units, in whole or in part, on a pro rata basis among the Class A Units outstanding on the date fixed for redemption, at a redemption price per Class A Unit, payable in cash, equal to $42,400,000 (if such redemption is prior to January 1, 1999), or equal to the aggregate amount then distributable under Section 8.3(i), (ii) and/or (v) hereof with respect to the Class A Units to be redeemed (if such redemption is on or after January 1, 1999).

                  (d) Class E Units. The Class E Units shall vest in accordance with the provisions set forth on Schedule B hereto.

                                    ARTICLE V

                                     MEMBERS

                  Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement but subject to the terms and provisions of the Securityholders Agreement. The Members shall agree to take all actions required by, or approved in accordance with, the Securityholders Agreement. Except as expressly provided in this Agreement, Members who are not Member Managers shall have no power as Members to bind the Company. Members who are Member Managers shall have the power to bind the Company as provided in Article VI.

                  Section 5.2 Reimbursements. The Company shall reimburse the Members for all ordinary and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. The Board's sole determination of which expenses may be reimbursed to a Member and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Profits and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

                  Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

                  Section 5.4 Resignations. Other than any resignation by a Member approved by a Super-Majority Vote of the Members and any resignation described in Section 13.5, a Member may not resign from the Company.

                                   ARTICLE VI

              BOARD OF MEMBER MANAGERS AND OFFICERS OF THE COMPANY

                  Section 6.1 Designation of Board of Member Managers. The management of the Company's business shall be vested, to the extent provided in this Article VI, in a Board of Member Managers of the Company (the "Board"), consisting of four Member Managers who in the aggregate hold at least 20% of the total interests in the Company. Each Member Manager must be a Member. The Members hereby designate Fenway, Gloriande, Dartford and UBS Capital to serve as the initial Member Managers on the Board, and such Member Managers hereby accept and agree to be bound by the terms and conditions of this Agreement. A Member Manager that is not an individual shall act through one or more authorized representatives. Such Member Manager may designate any number of authorized representatives to act on behalf of such Member Manager, by written notice to the Company and all other Member Managers. Each Member Manager and its designees agrees to act in accordance with the Securityholders Agreement.

                  Section 6.2  Election; Resignation; Removal.

                  (a) Each Member Manager shall serve from the effective date of its designation until the effective date of its resignation or removal. In the event any Member Manager ceases to be a Member Manager of the Company whether by resignation or removal as provided in this Agreement or otherwise, a successor Member Manager shall be elected by a Super-Majority Vote. Such successor Member Manager shall execute an instrument reasonably satisfactory to the Members accepting and agreeing to the terms and conditions of this Agreement. Notwithstanding anything in this Section 6.2 to the contrary:

                           (i) in the event that Fenway sells more than 50% of
                  the then outstanding Voting Units to a single purchaser that Fenway designates as a Substitute Member in accordance with
                  Section 13.5 hereof (the "Fenway Transferee"), then, upon its substitution as a Member in accordance with Section 13.5 hereof, the Fenway Transferee shall be the successor Member Manager to Fenway without any further action by the Members or the Board, and Fenway shall no longer be a Member Manager;

                           (ii) in the event that Gloriande sells 80% or more of
                  the Class A Units and Class B Units held by it on the date of this Agreement to a single purchaser that Gloriande designates as a Substitute Member in accordance with Section 13.5 hereof (the "Tiger Transferee"), then, upon its substitution as a Member in accordance with Section 13.5 hereof, the Tiger Transferee shall be the successor Member Manager to Gloriande without any further action by the Members or the Board, and Gloriande shall no longer be a Member Manager; and

                           (iii) in the event that Dartford sells 80% or more of
                  the Class C Units held by it on the date of this Agreement to a single purchaser that Dartford designates as a Substitute Member in accordance with Section 13.5 hereof (the "Dartford Transferee"), then, upon its substitution as a Member in accordance with Section 13.5 hereof, the Dartford Transferee shall be the successor Member Manager to Dartford without any further action by the Members or the Board, and Dartford shall no longer be a Member Manager; and

                           (iv) in the event that UBS Capital sells 80% or more
                  of the Class A Units and Class B Units held by it on the date of this Agreement to a single purchaser that UBS Capital designates as a Substitute Member in accordance with Section
                  13.5 hereof (the "UBS Transferee"), then, upon its substitution as a Member in accordance with Section 13.5 hereof, the UBS Transferee shall be the successor Member Manager to UBS Capital without any further action by the Members or the Board, and UBS Capital shall no longer be a Member Manager.

                  (b) A Member Manager may resign from its position as a Member Manager at any time upon not less than 10 days' prior written notice to all of the Members.

                  (c) No initial Member Manager specified in Section 6.1 hereof or any successor Member Manager pursuant to clauses (i)-(iv) of the last sentence of Section 6.2(a) hereof shall be removed unless such initial Member Manager or successor Member Manager consents to such removal. Any other Member Manager may be removed for Cause by a SuperMajority Vote. Any removal of a Member Manager shall become effective on such date as may be specified by the Members voting in favor thereof. Should a Member Manager that is removed continue to be a Member, such Member shall continue to participate in the Company as a Member and shall share in the Profits, Losses and Available Cash in the same ratios, as provided in Article VIII hereof.

                  Section 6.3 Officers. The Board may appoint agents and employees of the Company who are designated as officers of the Company. The officers of the Company shall include a Chairman, one or more Executive Vice Presidents, a Secretary and such other officers with such titles as may be approved by the Board. Ian R. Wilson shall be Chairman until his resignation or removal. Ray Chung and James B. Ardrey shall each be an Executive Vice President until his resignation or removal. M. Laurie Cummings shall be a Vice President and the Secretary until her resignation or removal. Craigh Leonard and Jonathan M. Peterson shall each be an Assistant Secretary until his resignation or removal. Subject to Article XVI hereof, the Board may remove any officer so appointed at any time, with or without Cause, in its absolute discretion. The Chairman and other officers shall be agents of the Company, authorized to execute and deliver documents and take other actions on behalf of the Company, subject to the direction of the Board, and to have such other duties as may be approved by the Board; provided, that the delegation of any such power and authority to the Chairman and other officers shall not limit in any respect the power and authority of the Member Managers to take such actions (or any other action) on behalf of the Company as provided in this Agreement. The Secretary shall record the actions of the Board, certify this Agreement and any related document or instrument, certify resolutions of the Board, incumbency and other matters of the Company, and have such other ministerial duties as may be specified by the Board from time to time.

                  Section 6.4 Board Action. Unless otherwise specified in this Agreement or the Securityholders Agreement, the Board shall act by majority vote with each Member Manager on the Board having the following number of votes:
Fenway: two, Gloriande: two, Dartford: two, and UBS: one; provided, that (i) so long as Fenway holds more than 50% of the then outstanding Voting Units, Fenway shall have the right, by taking such action as would be required under the Delaware General Corporation Law for a majority shareholder to act without a meeting, to increase its number of votes to the number of votes that would constitute a majority of the total votes on the Board, and (ii) upon written notice to all Member Managers, UBS Capital shall have the right to increase its number of votes from one to two. Any authorized representative of any Member Manager on the Board shall be permitted to cast all of the votes of such Member Manager. The Board shall act in accordance with the terms and provisions of the Securityholders Agreement.

                  Section 6.5 Meetings. The Board may hold regular meetings without call or notice at such places and at such times as the Board may from time to time determine, provided reasonable notice of the first regular meeting following any such determination is given to Member Managers absent at the meeting fixing regular meetings. When called by the Chairman or by Member Managers holding a majority of votes of the Board, the Board may hold special meetings at such places and times as are designated in the call of the meeting, upon at least seven days' notice given by the Secretary or an Assistant Secretary, or by the officer or Member Manager calling the meeting.

                  Section 6.6 Quorum. At any meeting of the Board, the presence of three Member Managers by at least one of their authorized representatives shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of votes, whether or not a quorum is present, and the meeting may be held as adjourned upon reasonable notice.

                  Section 6.7 Action By Consent. Any action of the Board may be taken without a meeting if (i) the Member Managers holding not less than the minimum number of votes that would be required to approve and adopt such action at a meeting consent to the action in writing, signed by an authorized representative of each such Member Manager, (ii) written notice (delivered in person or by facsimile) of the actions to be approved by such Member Managers is given to all Member Managers simultaneously, and (iii) the written consents are filed with the records of the meetings of the Board. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

                  Section 6.8 Telephonic Meetings. Member Managers, through their respective authorized representatives, may participate in a meeting of the Board by means of a conference telephone or similar communications equipment provided all Member Managers participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                  Section 6.9 Member Managers as Agents. The Member Managers, to the extent of the powers set forth herein, are agents of the Company for the purpose of the Company's business, and the actions of the Member Managers taken in accordance with such powers shall bind the Company.

                  Section 6.10  Powers of the Board; Powers of Officers.

                  (a) The Board's powers on behalf and in respect of the Company, subject to the provisions of this Agreement requiring the approval of the Members, shall be all powers and privileges permitted to be exercised by members that manage the Company under the Delaware Act, including, without limitation, Section 18-402 of the Delaware Act; provided, nothing herein shall supersede, limit or otherwise invalidate any action, authorization or resolution of the Members set forth in this Agreement including, but not limited to those referred to in Section 3.2(b).

                  (b) The Board may delegate any of its powers to the Officers of the Company, or any one of them, except to the extent that this Agreement requires the Board to take an action by voting.

                  (c) The Board hereby delegates to the Officers of the Company the respective powers delegated to officers of a corporation under the Delaware General Corporation Law, subject to the powers of a board of directors of a corporation under such Delaware law; provided, that the Board reserves the right to rescind the delegation of any such powers at any time in the sole discretion of the Board. Notwithstanding the foregoing, all decisions as to the hiring and terminating the employment of and the compensation of any officer who reports directly to the Chairman or Chief Executive Officer of the Company shall be subject to the approval of the Board.

                  Section 6.11 Reimbursement. The Company shall reimburse each Member Manager for expenses incurred by such Member Manager on behalf of the Company according to such terms as shall be approved by the Board. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing Profits and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to the Member Manager.

                  Section 6.12 Required Approvals by the Board. Any action or transaction by any of the New LLC Entities that requires a consent or approval pursuant to the Securityholders Agreement shall be deemed to have been approved by the Board if the required approval or consent pursuant to the Securityholders Agreement has been obtained and shall not require any further approval by the Board. The Board shall cause any vote, approval or consent by the Company required by the Securityholders Agreement to be effected. The Board shall not take any action or enter into any transaction inconsistent with the Securityholders Agreement. The following actions shall not be taken by the Company without the approval of the Board:

                           (i) the incurrence of indebtedness for borrowed
money;

                           (ii) capital expenditures in excess of $150,000 for
any Fiscal Year;

                           (iii) distributions of Available Cash and Tax
Liability Distributions (other than any amount distributable pursuant to the last paragraph of Section 8.3 hereof which distribution is hereby approved);

                           (iv) the approval of the annual budget for the
Company; and

                           (v) the selection of the firm of independent public
accountants that will audit the financial statements of the Company and its Other Subsidiaries.

                  Section 6.13 Board of Directors of Subsidiaries of the
Company.

                  (a) As of the date of this Agreement, the New LLC Entities do not qualify as Subsidiaries of the Company. In the event that any New LLC Entity hereafter qualifies as a Subsidiary of the Corporation, the Board of Directors of such New LLC Entity shall be determined in accordance with the terms and conditions of the Securityholders Agreement, and the Board will take such actions as are necessary to cause the election of such Board of Directors in accordance with the Securityholders Agreement.

                  (b) Each Member Manager agrees to take such action as a Member Manager as may be necessary to cause any stockholder of any Other Subsidiary to elect the following persons as members of the Board of Directors of the Other
Subsidiary: (A) two persons designated by Fenway, (B) two persons designated by Dartford, (C) two persons designated by Gloriande, (D) one person designated by UBS Capital, and (E) two persons designated by the Board of the Company; provided, that

                           (i) so long as Fenway holds more than 50% of the then
                  outstanding Voting Units, Fenway shall have the right, by taking such action as would be required under the Delaware General Corporation Law (including without limitation Section 228 of the Delaware General Corporation Law) for a majority shareholder to act without a meeting, to designate a number of additional persons for election as members of the Board of Directors of the Other Subsidiary which, when added to the two persons previously designated by Fenway, would constitute a majority of members of the Board of Directors of the Other Subsidiary,

                           (ii) UBS Capital shall have the right, by written
                  notice to all Member Managers and all members of the Board of Directors of the Other Subsidiary, to increase the number of persons it may designate for election to such Board of Directors from one to two, and

                           (iii) unless otherwise directed by a Super-Majority
                  Vote of Members, the number of directors on the Board of Directors of any Other Subsidiary shall not be less than nine.

                  (c) In the event either Fenway or UBS exercises its rights under this Section 6.13, the Member Managers agree to take such actions as may be necessary to cause the election of the additional persons designated by Fenway or UBS Capital as directors of such Other Subsidiary of the Company and to amend the By-Laws of such entity in connection therewith.


                                   ARTICLE VII

                             AMENDMENTS AND MEETINGS

                  Section 7.1 Amendments. Except as expressly provided in this Agreement, any amendment to this Agreement (including the Schedules hereto, unless otherwise the power to amend any such Schedule is provided for therein) shall be adopted and be effective as an amendment hereto if it is approved by the affirmative vote of Members holding 95% of the outstanding Voting Units. In addition to the foregoing requirement:

                           (i) no amendment of this Section 7.1 or of Article
                  VIII hereof shall be effective without the written approval of Members holding a majority of any class of Units that would be adversely affected by such proposed amendment;

                           (ii) no amendment of Section 4.6(c) hereof shall be
                  effective without the written approval of Class A Holders holding a majority of the Class A Units;

                           (iii) no amendment of Section 4.6(b) hereof shall be
                  effective without the written approval of Members holding a majority of the Class B Units and Class C Units, respectively;

                           (iv) no amendment of Section 4.6(d) hereof or
                  Schedule B hereto shall be effective without the written approval of Members holding a majority of the Class E Units;

                           (v) no amendment of Section 6.1 or 6.2 regarding the
                  initial Member Managers (or any successor Member Manager pursuant to Section 6.2(a)(i)-(iii) hereof) shall be made without the unanimous written consent of such initial Member Managers and successor Member Managers; and

                           (vi) no amendment of Schedule D hereto shall be
                  effective without the approvals required by Section 10 of Schedule D.

Notwithstanding the foregoing, the officers of the Company may amend Schedule A hereto to reflect new Members or Substitute Members duly admitted in accordance with this Agreement, with such amendment to be effective upon the filing of such amendment with the books and records of the Company.

                  Section 7.2 Meetings of the Members.

                  (a) Meetings of the Members may be called by the Board and shall be called by the Board upon the written request of Members holding 10% of the Voting Units. The call shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than 14 days nor more than 50 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 7.2(e) hereof. Except as otherwise expressly provided in this Agreement, a vote by Members holding a majority of the Voting Units shall be required to constitute the act of the Members.

                  (b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Board or the Members requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall be not more than 50 days nor less than 14 days before any such meeting.

                  (c) Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

                  (d) Each meeting of Members shall be conducted by the Board or Members requesting such meeting or by such other Person that the Board or Members requesting such meeting may designate.

                  (e) Except as otherwise provided in this Agreement, any action of the Members may be taken without a meeting if

                           (i) the Members holding not less than the minimum
                  number of Voting Units that would be required to approve and adopt such action at a meeting consent to the action in writing,

                           (ii) written notice (delivered in person or by
                  facsimile) of the actions to be approved by such Members is given to all Members simultaneously, and

                           (iii) the written consents are filed with the records
                  of the meeting of the Members. Such actions by consent shall be treated for all purposes as actions taken at a meeting.


                                  ARTICLE VIII

                          DISTRIBUTIONS AND ALLOCATIONS

                  Section 8.1 General Distribution Rules. Except as provided in
Section 8.2 hereof, the Company shall distribute Available Cash pursuant to the terms hereunder to the

Members at such times as shall be determined by the Board. For purposes of this
Article VIII, the term "Member" shall include an Assignee of a Member and their successors and assigns.

                  Section 8.2 Tax Liability Distributions. The Board shall make cash distributions on or prior to April 15th of each Year to the Members in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to this Article VIII with respect to the Company's operations in the preceding year (a "Tax Liability Distribution"). The amount of any such Tax Liability Distribution shall be equal to 50% of the amount of income and gain allocated to each Member pursuant to this Article VIII.

                  Section 8.3 Other Distributions. Subject to the remaining paragraphs of this Section 8.3, distributions other than Tax Liability Distributions, including without limitation distributions of Available Cash and distributions upon liquidation pursuant to Section 8.4 hereof, shall be made to the Members as follows:

                             (i) First, an amount up to the aggregate Unrecouped
                  Preferred Capital Contributions of all Class A Holders at the time such distribution is made shall be distributed to the Class A Holders. Such distribution shall be allocated among the Class A Holders in proportion to their Unrecouped Preferred Capital Contributions.

                            (ii) In the event a Public Offering has occurred,
                  next, an amount shall be distributed to each Class A Holder which amount shall produce a compounded annual return of 16% per annum on the Unrecouped Preferred Capital Contribution of such Class A Holder as may have been outstanding from time to time, taking into account the amount and timing of any prior distributions with respect to Class A Units under Sections 8.2, 8.3(i) and this Section 8.3(ii). All amounts distributed to Class A Holders pursuant to this Section 8.3(ii) shall be allocated among such Class A Holders pro rata based on their respective Class A Units. In the event a Public Offering has not occurred, no distribution shall be made under this Section 8.3(ii) and the provisions of Section 8.3(v) shall apply, with the distribution under Section 8.3(v) to be made after all distributions under Section 8.3(iv).


                           (iii) Next, an amount up to the aggregate Unrecouped
                  Capital Contributions of all Class B Holders at the time such distribution is made shall be distributed to the Class B Holders. Such distribution shall be allocated among the Class B Holders in proportion to their respective Unrecouped Capital Contributions.

                            (iv) Next, an amount shall be distributed to each
                  Class C Holder, which amount, when added to all prior distributions made to such Member with respect to the Class C Units under Section 8.2 and this Section 8.3(iv) shall be equal to $4,750,000. Such distribution shall be allocated among the Class C Holders in accordance with their respective Class C Units.

                             (v) In the event a Public Offering has not
                  occurred, next, the amount to be distributed to each Class A Holder as described in Section 8.3(ii) above shall be made.

                            (vi) Next, an amount shall be distributed to each
                  Class B Holder and each Class C Holder, which amount, when added to all prior distributions made to such Member under
                  Section 8.2 with respect to Class B Units or Class C Units (only to the extent such amounts have not reduced the amounts distributed pursuant to Section 8.3 (iii) or (iv), respectively), respectively, and this Section 8.3(vi) shall produce an annual return of 10% per annum on (i) in the case of the Class B Holders, the amount of Unrecouped Capital Contributions outstanding from time to time from September 19, 1995, and (ii) in the case of the Class C Holders, the portion of the amount payable pursuant to Section 8.3(iv) which remains undistributed from time to time with the amount payable pursuant to Section 8.3(iv) being $3,000,000 for the period from September 19, 1995 to May 6, 1996, $3,500,000 for the period from May 6, 1996 to July 9, 1996 and $4,750,000 from and after July 9, 1996. Distributions to the Class B Holders shall be allocated in proportion to their respective Class B Units. Distributions to the Class C Holders shall be allocated in accordance with their respective Class C Units. To the extent the amount of any proposed distribution under this Section 8.3(vi) is not sufficient to provide a full distribution of the amount required to be distributed to each Class B Holder and Class C Holder by this Section 8.3(vi), the amount of such distribution shall be allocated between the Class B Holders as a group and the Class C Holders as a group based on the respective amounts which each group would have received had the total distribution been made.

                           (vii) Next, an amount shall be distributed to the
                  Class D Holders and the Class E Holders that hold Vested Class E Units as follows: (A) the Class D Holders shall receive an amount, which amount, when added to all prior distributions made to the Class D Holders with respect to Class D Units under Section 8.2 and this Section 8.3(vii), shall be equal to 7.11104% of all prior distributions made pursuant to Section 8.3(vi); and (B) the Class E Holders that hold Vested Class E Units shall be entitled to receive an amount, which amount, when added to all prior distributions made to Class E Holders with respect to Vested Class E Units under Section 8.2 and this Section 8.3(vii), shall be equal to the Class E Catch-Up Percentage of all prior distributions made pursuant to Section 8.3(vi) above. Distributions to Class D Holders shall be allocated among the Class D Holders in accordance with their respective Class D Units. Distributions to Class E Holders that hold Vested Class E Units shall be allocated among such Class E Holders in accordance with their respective Vested Class E Units. To the extent the amount of any proposed distribution under this Section 8.3(vii) is not sufficient to provide a full distribution of the amount required to be distributed to each Class D Holder and each Class E Holder that holds Vested Class E Units by this Section 8.3(vii), the amount of such distribution shall be allocated between the Class D Holders as a group and the Class E Holders that hold Vested Class E Units as a group based on the respective amounts which each group would have received had the total distribution been made.

                          (viii) Next, an amount shall be distributed to the
                  Persons that hold Vested Plan Units as follows: the Persons that hold Vested Plan Units shall be entitled to receive an amount, when added to all prior distributions made with respect to Vested Plan Units under Section 8.2 and this
                  Section 8.3(viii), shall be equal to the Plan Catch-Up Percentage of all prior distributions made pursuant to Sections 8.3(vi) and 8.3(vii) above. Distributions to Persons that hold Vested Plan Units shall be allocated among such Persons in accordance with their respective Vested Plan Units. To the extent the amount of any proposed distribution under this Section 8.3(viii) is not sufficient to provide a full distribution of the amount required to be distributed to each Person that holds Vested Plan Units by this Section 8.3(viii), the amount of such distribution shall be allocated among such Persons in accordance with their respective Vested Plan Units.

                            (ix) Next, any balance shall be distributed to the
                  Class B Holders, the Class C Holders, the Class D Holders, the Class E Holders that hold Vested Class E Units and the Persons that hold Vested Plan Units as follows: (A) the Persons that hold Vested Plan Units shall receive the Vested Plan Percentage of such balance; (B) the Class D Holders shall receive 6.4% of such balance; (C) the Class E Holders that hold Vested Class E Units shall receive the Vested Class E Percentage of such balance; and (D) the Class B Holders and the Class C Holders shall receive the remaining amount of such balance to be distributed after accounting for any payments under clauses (A), (B) and (C) of this Section 8.3(ix). Distributions to the Class B Holders and Class C Holders shall be allocated in accordance with their respective Class B Units and Class C Units taken as a whole. Distributions to the Class D Holders shall be allocated among the Class D Holders in accordance with their respective Class D Units. Distributions to the Class E Holders that hold Vested Class E Units shall be allocated among such Class E Holders in accordance with their respective Vested Class E Units. Distributions to the Persons that hold Vested Plan Units shall be allocated among such Persons in accordance with their respective Vested Plan Units.

Appropriate adjustments shall be made to the amounts distributed under clauses
(vii) and (ix) of this Section 8.3 with respect to Class E Units that become Vested Class E Units after the time of any distribution under clause (vii) or
(ix) (such Class E Units are referred to herein as "Post-Distribution Vested Class E Units"). Such adjustments shall result in each such Class E Holder holding Post-Distribution Vested Class E Units being distributed an amount with respect to such Post-Distribution Vested Class E Units before any further distributions are made under subclause (B) of clause (vii) or under clauses
(viii) or (ix), with such amount to be equal to the amount such Class E Holder would have received with respect to such Units if such Units had been Vested Class E Units at the time of the prior distribution under clause (vii) or (ix).

                  Appropriate adjustments shall also be made to the amounts distributed under clauses (viii) and (ix) of this Section 8.3 with respect to Performance Units and Exceptional Performance Units that become Vested Plan Units after the time of any distribution under clause (viii) or (ix) (such Performance Units and Exceptional Performance Units are referred to herein as "Post-Distribution Plan Units"). Such adjustments shall result in each such Person holding Post-Distribution Vested Plan Units being distributed an amount with respect to such Post-Distribution Vested Plan Units before any further distributions are made under clause (viii) or under clause (ix), with such amount to be equal to the amount such Person would have received with respect to such Performance Units and Exceptional Performance Units if such Performance Units and Exceptional Performance Units had been Vested Plan Units at the time of the prior distribution under clauses (viii) or (ix).

                  Notwithstanding the foregoing, the amounts distributable under clauses (iii) through (ix) of this Section 8.3 and the time and manner of such distributions are subject to adjustment as set forth in Schedule B and Schedule D hereto in certain events following a Public Offering.

                  Any amounts (including in the form of shares of the Public Company) so distributed in accordance with such adjustments shall be treated as distributions made under clauses (iii) through (ix) of this Section 8.3 so as to reduce the obligation to make distributions under said clauses (iii) through
(ix) in the order in which said distribution obligations are set forth in said clauses (iii) through (ix).

                  Holders of Performance Units and Exceptional Performance Units under the Incentive Plan are not, by reason of the provisions of this Section
8.3 or any other provision of this Agreement, intended to be third party beneficiaries of any provision of this Agreement and are not Members as a result of any right to payment.

                  Notwithstanding any other provision of this Agreement to the contrary (including without limitation Sections 8.3(i), (ii) and (v) hereof), in the event that the Public Company consummates a Public Offering on or before January 1, 1999, (i) the first amount distributable under Section 8.3 hereof shall be the amount of $42,400,000 less all prior year distributions made pursuant to Section 8.2 hereof relating to an allocation of income to the holders of the Class A Units in respect of the $42,400,000 distribution, which shall be distributed to the holders of Class A Units, with such distribution to be allocated among the Class A Holders as set forth on Schedule A-1 hereto and
(ii) no amounts shall be distributable under Sections 8.3(i), (ii) and (v) hereof, including in connection with any liquidation of the Company.

                  Section 8.4 Distribution of Proceeds Upon Liquidation. Subject to the terms and conditions in Article XV hereof, upon liquidation of the Company, any distributions shall be made in accordance with the principles and rules of Section 8.3 hereof and shall be made by the end of the taxable year in which the liquidation occurs, or, if later, within ninety (90) days after the liquidation.

                  Section 8.5 Tax Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members or with respect to which such amounts were withheld.

                  Section 8.6 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

                  Section 8.7 Allocation of Profits. Profits of the Company for any Tax Year shall be allocated in the following order and priority:

                             (i) First, among the Members in accordance with and
                  in an amount equal to the cumulative Losses allocated among the Members pursuant to

                  Section 8.8(ii) hereof for all prior periods and not previously taken into account under this clause.

                            (ii) Next, among the Members in accordance with and
                  in an amount equal to the cumulative Losses allocated among the Members pursuant to Section 8.8(i) hereof for all prior periods and not previously taken into account under this clause.

                           (iii) Next, among the Class A Holders in proportion
                  to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions pursuant to the last paragraph of Section 8.3 or, if the Public Company does not consummate a Public Offering on or before January 1, 1999, pursuant to Sections 8.3(ii) or (v) and that have previously been made to the Class A Holders and that each Member would have received pursuant to such Section for the current Tax Year of the Company had an amount of cash at least equal to such Profits been available for distribution under such Section over (B) the cumulative allocations previously made to the Class A Holders pursuant to this Section 8.7(iii) plus for each Class A Holder its Preferred Capital Contribution.

                            (iv) Next, among the Class C Holders in proportion
                  to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(iv) that have previously been made to the Class C Holders and that each Class C Holder would have received under such Section for the then current Tax Year of the Company had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class C Holders pursuant to this Section 8.7(iv).

                             (v) Next, among the Class B Holders and the Class C
                  Holders in proportion to and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(vi) hereof that have previously been made to the Class B Holders and Class C Holders and that each Class B Holder and Class C Holder would have received under Section 8.3(vi) hereof for the then current Tax Year had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class B Holders and Class C Holders pursuant to this Section 8.7(v).

                            (vi) Next, among the Class D Holders and the Class E
                  Holders holding Vested Class E Units in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(vii) that have previously been made to the Class D Holders and such Class E Holders and that each Class D Holder and each such Class E Holder would have received under Section 8.3(vii) hereof for the current Tax Year of the Company had an amount of cash at least equal to such Profits been available for distribution under such Section over (B) the cumulative allocations previously made to the Class D Holders and such Class E Holders pursuant to this Section 8.7(vi).

                           (vii) Next, among the Members in proportion to and in
                  an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(ix) hereof that have previously been made to such Members and that such Member would have received under Section 8.3(ix) hereof for the then current Tax Year had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Members pursuant to this Section 8.7(vii).

For purposes of determining Profits allocations under this Section 8.7, amounts actually distributed under the relevant paragraph of Section 8.3 shall be increased by the amount of the reduction under such paragraph that was made to reflect the Section 8.2 distribution referred to therein. Cash distributions to Persons holding Vested Plan Units shall be treated as an expense of the Company.

                  Section 8.8 Allocation of Losses. Losses of the Company for any Tax Year shall be allocated in the following order and priority:

                             (i) First, to offset any Profits previously
                  allocated under Section 8.7 in the inverse order and priority in which such Profits were allocated; and

                            (ii) Next, in the following order (a) to the Class B
                  Holders to the extent of their Capital Contributions, (b) to the Class A Holders to the extent of their Preferred Capital Contributions, and (c) to the Class A Holders, the Class B Holders and the Class C Holders in accordance with their respective pro rata portion of Class A Units, Class B Units and Class C Units taken together for this purpose as a single class of Units.

                  Section 8.9. Special Allocations. The following special allocations shall be made in the following order:

                           (i) Qualified Income Offset. Notwithstanding the
                  foregoing, in the event that any Member receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain (including gross income) shall be specially allocated to each such Member in a manner and amount sufficient to eliminate, to the extent required by such Regulations, the negative balance in the Capital Account of the Member described in Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations as quickly as possible.

                           (ii) Gross Income Allocation. In the event any Member
                  has a deficit Capital Account at the end of any Tax Year, each such Member shall be specially allocated items of Company income and gain in the amount of such deficit Capital Account as quickly as possible, provided that an allocation pursuant to this Section 8.9(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VIII have been made as if Section 8.9(i) and
                  (ii) were not in this Agreement.

                  Section 8.10  Allocation Rules.

                  (a) In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each Tax Year during which Members are so admitted shall be allocated among the Members in proportion to the respective Units that each holds from time to time during such Tax Year in accordance with Sections 706 of the Code, using any convention permitted by law and selected by the Board.

                  (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under Sections 706 of the Code and the Treasury Regulations thereunder.

                  (c) Except as otherwise provided in this Agreement, all types of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Tax Year in question. Notwithstanding the foregoing, items of income and gain that would be taxed to any Member at ordinary income tax rates shall be allocated under Section 8.7 prior to items of income and gain that would be taxed at capital gains rates.

                  Section 8.11 Tax Allocations of Section 704(c) of the Code.

                  (a) In accordance with Sections 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the

Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1 hereof).

                  (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (b) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Sections 704(c) of the Code and the Treasury Regulations thereunder.

                  (c) Any elections or other decisions relating to allocations for tax purposes under this Article VIII, including the selection of any allocation method permitted under proposed Treasury Regulation Sections 1.704-1(c), shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.11 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                  (d) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

                  Notwithstanding any other provision of this Agreement, for federal income tax purposes, taxable gain recognized by the Company on a sale of stock described in clause (ii) of the final paragraph of Section 14.2 of the Limited Liability Company Agreement of Aurora/VDK LLC shall be allocated to the Members in proportion to the amounts set forth on Schedule A-1 hereto.


                                   ARTICLE IX

                                BOOKS AND RECORDS

                  Section 9.1 Books, Records and Financial Statements.

                  (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Board. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

                  (b) The Board shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following documents shall be transmitted by the Board to each Member holding 10% or more of the outstanding Voting Units at the times hereinafter set forth:

                             (i) as soon as available and in any event within
                  120 days after the end of each Fiscal Year of the Company, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of income and cash flows of the Company for such Fiscal Year, all reported on by such independent public accountants of nationally recognized standing as the Board shall select;

                            (ii) as soon as available and in any event within 60
                  days after the end of each of the first three quarters of each Fiscal Year of the Company, a balance sheet of the Company as of the end of such quarter and the related statements of income and cash flows of the Company for such quarter; and

                           (iii) such other financial reports of the Company or
                  any Subsidiary that the Company or any Subsidiary is required to deliver to its senior lender, within 5 days after such financial reports are required to be delivered to such senior lender.

                  (c) All information contained in any statement or other document distributed to any Member pursuant to Section 9.1(b) hereof shall be deemed accurate, binding and conclusive with respect to such Member unless written objection is made thereto by such Member to the Company within 20 business days after the receipt of such statement or other document by such Member.

                  Section 9.2 Accounting Method. The books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                  Section 9.3 Annual Audit. As soon as practical after the end of each Fiscal Year, but not later than 120 days after such end, the financial statements of the Company shall be audited by the independent certified public accountants referred to in Section 9.1(a) hereof, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Company. A copy of the audited financial statements and the accountants' report will be furnished to each Member within 10 business days after their receipt by the Member Manager.


                                    ARTICLE X

                                       TAX

                  Section 10.1  Tax Matters Member.

                  (a) Dartford is hereby designated as the initial "Tax Matters Member" of the Company and as the "Tax Matters Partner" for purposes of Sections 6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                  (b) The Tax Matters Member shall, within 10 days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

                  (c) The Members may at any time hereafter designate a new Tax Matters Member; provided, however, that only a Member may be designated as the Tax Matters Member of the Company.

                  Section 10.2 Right to Make Section 754 Election. The Board may, in its sole discretion, make or revoke, on behalf of the Company, an election in accordance with Sections 754 of the Code, so as to adjust the tax basis of Company property in the case of a distribution of property within the meaning of Sections 734 of the Code, and in the case of a transfer of a Company interest within the meaning of Sections 743 of the Code. Each of the Members shall, upon request of the Board, supply the information necessary to give effect to such an election.

                                   ARTICLE XI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

                  Section 11.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                  Section 11.2  Exculpation.

                  (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and the Securityholders Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                  Section 11.3  Fiduciary Duty.

                  (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement and the Securityholders Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement and the Securityholders Agreement. The provisions of this Agreement and the Securityholders Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  (b)      Unless otherwise expressly provided herein,

                           (i) whenever a conflict of interest exists or arises
                  between Covered Persons, or

                           (ii) whenever this Agreement, the Securityholders
                  Agreement or any other agreement contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles; provided that the Board shall vote on the adequacy of any such resolution of conflict of interest by the Covered Person, making such adjustments to such resolution as the Board in its sole discretion sees fit; and provided further that if such Covered Person is a Member Manager, such Covered Person shall not vote with the Board on the adequacy of such resolution. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement, the Securityholders Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

                  (c) Whenever in this Agreement or in the Securityholders Agreement a Covered Person is permitted or required to make a decision

                           (i) in its "discretion" or under a grant of similar
                  authority or latitude, the Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or

                           (ii) in its "good faith" or under another express
                  standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement, the Securityholders Agreement or other applicable law.

                  Section 11.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and the Securityholders Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

                  Section 11.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding including any claim, demand, action, suit or proceeding with respect to which such Covered Person is alleged to have not met the applicable standard of conduct or is alleged to have committed conduct so that, if true, such Covered Person would not be entitled to indemnification under this Agreement or the Securityholders Agreement, upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 11.4 hereof.

                  Section 11.6 Outside Businesses. Except as may be provided in any other agreement entered into by such Person and the Company or its Subsidiaries, any Member, Member Manager, Officer or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any of its Subsidiaries, and the Company, the Members, the Member Managers and the Officers shall have no rights by virtue of this Agreement in and to such independent ventures or the income or Profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as may be provided in any other agreement entered into by such Person and the Company or its Subsidiaries, no Member, Member Manager, Officer or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Member Manager, Officer or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                   ARTICLE XII

                          ADDITIONAL MEMBERS AND UNITS

                  Section 12.1  Additional Units.

                  (a) If approved by a Super-Majority Vote, the Company is authorized to raise additional capital by offering and selling, or causing to be offered and sold, additional limited liability company interests in the Company ("Additional Units") to any Person in such amounts and on such terms as the Board may determine; provided, that any issuance of Class E Units, or reissuance of Class E Units that are forfeited in accordance with Schedule B hereto, shall be to such Persons and in such amounts as the Chairman of the Company shall recommend to the Board and the Board shall approve, and the approval of a Super-Majority Vote of Members shall not be required with respect thereto; and provided, further, that the Company is not authorized to issue any additional Class D Units unless all of the Class D Holders consent to such issuance in advance thereof. Each Person who subscribes for any of the Additional Units shall be admitted as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members") at the time such Person (i) executes this Agreement and the Securityholders Agreement or a counterpart of this Agreement and the Securityholders Agreement and (ii) is named as a Member on the Schedules hereto. The legal fees and expenses associated with such admission shall be borne by the Company.

                  (b) If Additional Units are issued pursuant to this Article XII such Additional Units will be treated for all purposes of this Agreement as Units as of the date of issuance.

                  Section 12.2 Preemptive Rights. In the event that the Company at any time shall propose to issue additional Class A Units, Class B Units or Class C Units or units of any other class of limited liability company interests (other than Class D Units or Class E Units), or any securities convertible into, or exchangeable for, or any rights, warrants or options to purchase, any limited liability company interests in the Company, each Class B Holder and Class C Holder shall have the right to purchase up to such Holder's Proportionate Percentage of such Additional Units or such securities being issued. Each such Holder who elects to purchase a full Proportionate Percentage of such Additional Units or securities shall also be entitled to elect to purchase additional amounts of such Additional Units or securities up to the amount of such Holder's recalculated Proportionate Percentage of the number of Additional Units which the Holders purchasing less than their full Proportionate Percentages did not purchase.

                  Section 12.3 Allocations. Additional Units shall not be entitled to any retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of Sections 706(d) of the Code, Additional Units shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the issuance of any Additional Units to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with Sections 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company's books may be closed at the time Additional Units are issued (as though the Company's Tax Year had ended) or the Company may credit to the Additional Units pro rata allocations of the Company' income, gains, losses, deductions, credits and items for that portion of the Company's Tax Year after the effective date of the issuance of the Additional Units.

                                  ARTICLE XIII

                      ASSIGNABILITY AND SUBSTITUTE MEMBERS

                  Section 13.1 Restrictions on Transfer.

                  (a) No Member shall sell or otherwise Transfer any of its Units (whether now held or hereafter acquired), except in accordance with the terms of this Agreement and the Securityholders Agreement. Any attempted Transfer of any of a Member's Units in violation of the terms of this Agreement will be null, void and of no effect and the proposed transferee shall not be recognized by the Company as the owner or holder of the Units attempted to be Transferred or any rights pertaining thereto (including, without limitation, voting rights and rights to allocations and distributions).

                  (b) Except as otherwise provided in this Agreement, no Transfer of (i) a Class C Unit by a Class C Holder, (ii) a Class D Unit by a Class D Holder, or (iii) a Class E Unit by a Class E Holder may be made without the consent of the Board, which may be withheld in its sole discretion, and in no event shall a Class C Holder be permitted to Transfer any Class C Units unless it is part of a transaction in which outstanding Class A Units and Class B Units of all Class A Holders and Class B Holders are entitled to be Transferred on a pro rata basis and the Class C Holders Transfer not more than their Proportionate Percentage of Units.

                  (c) As a condition precedent to the effectiveness of any Transfer of Units to any Person (other than the Company or a Person that is already a Member and has executed this Agreement), the transferee shall execute a counterpart of this Agreement and deliver it to the Company. As a condition precedent to the effectiveness of any Transfer of Units by a Member or Person who is a signatory to the Securityholders Agreement (other than to the Company or a Person who is already a signatory to the Securityholders Agreement), the transferee shall execute a counterpart of the Securityholders Agreement and deliver it to the Company and New LLC.

                  Section 13.2  Rights of First Refusal.

                  (a) Except as provided in Section 13.4 hereof and subject to
Section 13.1(b) and (c) hereof, whenever a Selling Member intends to voluntarily Transfer any Units at any time owned by it, other than pursuant to a public offering, such Selling Member shall deliver to the Company and the Members holding Class B Units or Class C Units a Sale Notice. The Company shall have the exclusive right and option during the 30 day period from and after the Company's receipt of the Sale Notice (the "Option Period") to elect to purchase all (but not less than all) of the Units described in the Sale Notice that are proposed to be Transferred (the "Offered Units") for the Transfer price and upon such other terms and conditions as stated in the Sale Notice. In the event the Company elects to exercise its option under this Section 13.2(a), it shall consummate the purchase and pay the Transfer price for such Offered Units on or before the 90th day after the Company's receipt of the Sale Notice.

                  (b) In the event the Company does not elect to repurchase the Offered Units pursuant to Section 13.2(a) hereof within the Option Period, the Company shall furnish written notice thereof to all Members at the end of the Option Period. The Members shall have the exclusive right and option during the 45-day period from and after the expiration of the Option Period (the "Member Option Period") to elect to purchase up to such Member's Proportionate Percentage of the Offered Units. Each Member that elects to purchase its full Proportionate Percentage of such Offered Units shall also be entitled to elect to purchase additional amounts of such Offered Units up to the amount of such Member's recalculated Proportionate Percentage of the number of Offered Units which the electing Members purchasing less than their full Proportionate Percentages did not purchase. Each Member that elects to purchase Offered Units under this Section 13.2(b) shall consummate the purchase and pay the Transfer price therefor on or before the 15th day following the expiration of the Member Option Period.

                  (c) If (i) upon the expiration of a Member Option Period arising under Section 13.2(b) hereof neither the Company nor the Members shall have exercised their options to elect to purchase Offered Units pursuant to this
Section 13.2, (ii) the Members exercising their right to elect to purchase Offered Units do not elect to purchase in the aggregate all of the Offered Units, or (iii) the Company or the Members fail to consummate a purchase within the requisite time period, then, subject to Section 14.1 hereof, the Selling Member shall have the right to Transfer such Offered Units during the 120-day period from and after the expiration of the Member Option Period (the "Free Transfer Period") on terms and conditions no more favorable to a purchaser of such Offered Units than those set forth in the Sale Notice; provided, that the Selling Member shall have the right to Transfer such Offered Units for a Transfer price equal to or greater than 97.5% of the Transfer price set forth in the Sale Notice. Any Offered Units not so Transferred before the expiration of the Free Transfer Period shall again become subject to the restrictions set forth in this Agreement.

                  Section 13.3 Closing of Purchase by the Company. Upon the determination of the purchase price of and the identification of the parties to any Transfer of Units by any Member to the Company upon exercise of any rights pursuant to Section 13.2(a) hereof, at the closing of such purchase (i) any Member selling its Units shall deliver to the Company any documentation necessary to transfer such Member's Units and (ii) the Company shall deliver in immediately available funds to the Member selling its Units the purchase price for the Units being purchased by the Company.

                  Section 13.4. Permitted Transfers. The rights and obligations under Section 13.2 of this Agreement will not apply to a Transfer:

                  (a) to a Member's ancestors or descendants or spouse or to a trust, partnership, custodianship or other fiduciary account for his or for their benefit;

                  (b) if the Member is a partnership or limited liability company, to the respective partners in such partnership or Affiliates of such partners or members of such limited liability company;

                  (c) to an Affiliate of the Member, provided, that such Affiliate is not being used as a device to avoid the restrictions on Transfer provided in this Agreement;

                  (d) by UBS Capital to a UBS Permitted Transferee or by a UBS Permitted Transferee to another UBS Permitted Transferee, provided that such UBS Permitted Transferee is not being used as a device to avoid the restrictions on Transfer provided in this Agreement;

                  (e) by Dartford of any of its Class A Units and Class B Units to any officer, director or employee of the Company or any Subsidiary of the Company; or

                  (f) by any Class A Holder of any of its Class A Units.

                  Section 13.5 Substitute Members. Except for a Transfer by UBS Capital or a UBS Permitted Transferee pursuant to Section 13.4(d) hereof, any Transfer of Units pursuant to this Article XIII or XIV including, but not limited to a Transfer permitted by Section 13.2 hereof or a Transfer made pursuant to Section 14.1 hereof, shall, nevertheless, not entitle the transferee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to share in such profits and losses, to receive distribution or distributions and to receive such allocation of income, gain, loss, deduction or credit or similar item to which the transferor Member would otherwise be entitled, to the extent assigned, unless the transferor Member designates, in a written instrument delivered to the other Members, its transferee to become a Substitute Member and the non-transferring Members holding a majority of the capital and Profits interests of the Company in their sole and absolute discretion, consent to the admission of such transferee as a Member; and provided further, that such transferee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the other Members accepting and agreeing to the terms and conditions of this Agreement and the Securityholders Agreement, including a counterpart signature page to this Agreement and the Securityholders Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such transferee's admission as a Substitute Member. A UBS Permitted Transferee of Units from UBS Capital or a UBS Permitted Transferee pursuant to Section 13.4(d) hereof shall become a Substitute Member upon designation by UBS Capital or such UBS Permitted Transferee and upon execution by such Transferee of the instrument referred to in the last proviso of the preceding sentence. If a Member Transfers all of its interest in the Company and the transferee of such interest is entitled to become a Substitute Member pursuant to this Section 13.5, such transferee shall be admitted to the Company effective immediately prior to the effective date of the Transfer, and, immediately following such admission, the transferor Member shall automatically resign as a Member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with Section 15.2(d) hereof.

                  Section 13.6 Recognition of Assignment by Company. No Transfer or assignment, or any part thereof, that is in violation of this Article XIII shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to Article VIII hereof with respect to such assigned interest or part thereof. Neither the Company nor the nonassigning Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

                  Section 13.7 Effective Date of Transfer. Any valid Transfer of a Member's interest in the Company, or part thereof, pursuant to the provisions of this Article XIII shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs. The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Company interest (or part thereof) so assigned, to the transferee of such interest, or part thereof. As between any Member and its transferee, Profits and Losses for the Fiscal Year of the Company in which such Transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Sections 706(d) of the Code and selected by the Member Manager.

                  Section 13.8 Indemnification. In the case of Transfer or assignment or attempted Transfer or assignment of an interest in the Company that has not received the consents required by this Article XIII, the parties engaging or attempting to engage in such Transfer or assignment shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or assignment or attempted Transfer or assignment and efforts to enforce the indemnity granted hereby.


                                   ARTICLE XIV

                   TAG-ALONG OPTION AND COME-ALONG OBLIGATION

                  Section 14.1. Tag-Along Option. To the extent certain Transfers of Units are subject to the tag-along provisions in the Securityholders Agreement, this Section 14.1 shall have no force and effect. To the extent certain Transfers of Units are not subject to the tag-along provisions in the Securityholders Agreement, and subject to Section 13.1(c) hereof, in the event that any Selling Member intends to voluntarily Transfer to another Person (other than to a Permitted Transferee or pursuant to a Public Offering) (such Person being the "Purchaser") a number of Class B Units which, together with all other Transfers made by such Selling Member to any other person (other than a Permitted Transferee) in the immediately preceding 12 months, represents 10% or more of the outstanding Class B Units held by such Member on the date of this Agreement, the Selling Member shall deliver to the Company and each other Member a written notice (a "Compliance Notice") stating that it has complied with the provisions of Section 13.2 hereof and that such Units are no longer subject to such Section 13.2. During the 30-day period (the "Tag-Along Period") from and after the delivery of such Compliance Notice to the Company and such other Members, each Member shall have the right to elect to sell to the Purchaser, and the Purchaser shall have the obligation to purchase from such Member, such Member's Proportionate Percentage of the Class B Units being proposed to be sold pursuant to the Compliance Notice. Each Member that elects to sell its full Proportionate Percentage of such Class B Units shall also be entitled to elect to sell additional amounts of such Member's Class B Units up to the amount of such Member's recalculated Proportionate Percentage of the number of Class B Units which the electing Members selling less than their full Proportionate Percentages did not sell. Each Member that elects to sell Class B Units under this Section 14.1 shall consummate the sale pursuant to the Sale Notice delivered under Section 13.2(a) hereof. The Selling Member may not consummate such a transaction unless the Purchaser complies with this Section 14.1.

                  Section 14.2. Come-Along Obligation. So long as the Securityholders Agreement is in effect, certain Transfers of Units shall be subject to the drag-along provisions thereof and this Section 14.2 shall have no force and effect. In the event the Securityholders Agreement is no longer in effect, and if any Person or group of Persons makes an offer to purchase all outstanding Units of the Company from all Members (a "Tender Offer"), then the Members (other than any Members who are Affiliates of the Person making the Tender Offer) who hold 70% or more of the total number of Voting Units held by Members who are not Affiliates of the Persons making the Tender Offer (the "Approving Members") may require all other Members ("Minority Members") to sell their Units pursuant to the Tender Offer. To exercise this right, the Approving Members must deliver a written notice to the Minority Members describing the terms and conditions of the Tender Offer. If such an exercise has been made by the Approving Members, then each Minority Member shall be obligated to sell all of its Units pursuant to the Tender Offer. Notwithstanding the foregoing, no Member shall be obligated to sell any Units pursuant to the Tender Offer unless the portion of the purchase price therefor payable at the closing of such sale shall be paid in cash or readily marketable securities. Any amounts to be received by Members or Assignees in connection with a Transfer of Units under this Section 14.2 shall be allocated in accordance with Section 15.5 hereof.


                                   ARTICLE XV

                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

                  Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (a) the expiration of the term of the Company, as provided in
Section 2.3 hereof;

                  (b) the written consent of all Members;

                  (c) the sale of all or substantially all of the assets of the Company (other than pursuant to the Contribution) and the expiration of any indemnity period or escrow or the payment of any deferred payment relating to such sale;

                  (d) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of any Member or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company (other than a resignation described in Sections 5.4 or 13.6 hereof, which resignation shall not cause the Company to be dissolved and the business of the Company shall continue without dissolution) unless, within 90 days after the occurrence of such an event, the remaining Members holding a majority of capital and Profits interests of the Company agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event, of one or more Additional Members;

                  (e) the entry of a decree of judicial dissolution under
Section 18-802 of the Delaware Act; or

                  (f) on the first anniversary of the initial Public Offering, whereupon the Company will immediately liquidate and all securities then held by the Company will be immediately distributed to the Members in accordance with
Section 15.4.

                  Except as provided in Section 15.2(d), the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of a Member shall not cause the Company to be dissolved and upon the occurrence of such an event the Company shall be continued without dissolution.

                  Section 15.3 Notice of Dissolution. Upon the dissolution of the Company, the Person or Persons approved by a Majority Vote to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

                  Section 15.4 Liquidation. Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company (subject to the provisions of Section
15.8 hereof) and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. Each Member shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of dissolution.

                  (a) Subject to Section 15.8 hereof, the proceeds of any liquidation (or of any transaction that is deemed to be a liquidation under Section 15.5 hereof) shall be distributed, as realized, in the following order and priority:

                             (i) to creditors of the Company, including Members
                  who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members; and

                            (ii) to the Members the remaining proceeds of
                  liquidation in accordance with Section 8.4 hereof, after giving effect to all contributions, distributions and allocations for all periods.

                  (b) Subject to Section 15.8 hereof, if the Liquidating Trustee shall determine that it is not feasible to liquidate all of the assets of the Company, then the Liquidating Trustee shall cause the Fair Asset Value of the assets not so liquidated to be determined. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Members in accordance with Article VIII as though the property were sold for its Fair Asset Value and distribution of any such assets in kind to a Member shall be considered a distribution of an amount equal to the assets' Fair Asset Value. Such assets, as so appraised, shall be retained or distributed by the Liquidating Trustee as follows:

                             (i) The Liquidating Trustee shall retain assets
                  having a Fair Asset Value equal to the amount by which the net proceeds of liquidated assets are sufficient to satisfy the requirements of paragraph (a)(i) of this Section 15.4. The foregoing notwithstanding, the Liquidating Trustee shall, to the fullest extent permitted by law, have the right to distribute property subject to liens at the value of the Company's equity therein.

                            (ii) The remaining assets (including mortgages and
                  other receivables) shall be distributed to the Members in such proportions as shall be equal to the respective amounts to which each Member is entitled pursuant to Article VIII hereof giving full effect in the calculation thereof to any previous distributions made pursuant to this Section 15.4. If, in the sole and absolute judgment of the Liquidating Trustee, it shall not be feasible to distribute to each Member an aliquot share of each asset, the Liquidating Trustee may allocate and distribute specific assets to one or more Members as tenants-in-common as the Liquidating Trustee shall determine to be fair and equitable.

                  (c) Except as set forth in Section 15.8 hereof, no Member shall have the right to demand or receive property other than cash upon dissolution and termination of the Company.

                  Section 15.5 Sale Transactions. Any sale of all or substantially all of the Voting Units in a transaction or series of related transactions, including without limitation pursuant to a Tender Offer, shall be deemed to be a liquidation of the Company, and any amounts to be received by Members of Assignees upon the consummation of any such transaction shall be distributed, as realized, in accordance with Section 15.4(a) hereof.

                  Section 15.6 Termination. The Company and this Agreement shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XV (including without limitation after the sale of Units pursuant to a Tender Offer in accordance with Section 14.2 hereof), and the Certificate shall have been canceled in the manner required by the Delaware Act.

                  Section 15.7 Claims of the Members. The Members and Assignees shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against the Company or any other Member or the Member Managers or Officers.

                  Section 15.8 Dissolution Upon a Public Offering. In connection with any dissolution of the Company following a Public Offering, the Company shall cause the equity securities of the Public Company held by the Company or any Subsidiary of the Company to be distributed in accordance with the order and priority rules set forth in Section 15.4. In the event the Public Company is New LLC or a successor thereto or is a New LLC Entity, the Members shall have such registration rights as are set forth in the Securityholders Agreement. In the event the Public Company is not a New LLC or a successor thereto or a New LLC Entity or if the Securityholders Agreement is no longer in full force and effect, then simultaneously with such distributions of equity securities, the Company shall cause the Public Company to grant the following registration rights with respect to such equity securities:

                  (a) The Public Company shall grant to Fenway, Gloriande and UBS Capital demand registration rights that are substantially the same as the demand registration rights set forth on Schedule C hereto assuming with respect to such demand registration rights as set forth on Schedule C that (i) the Public Company will be "the Company", (ii) Fenway, Gloriande and UBS Capital will each be a "Demand Holder," and (iii) the equity securities of the Public Company so distributed to such Members will be the "Registrable Securities", in each case as such terms are used in Schedule C hereto.

                  (b) The Public Company shall grant to each other Member or Assignee piggyback registration rights that are substantially the same as the piggyback registration rights set forth on Schedule C hereto assuming with respect to such piggyback registration rights as set forth on Schedule C that
(i) the Public Company will be "the Company", (ii) each such other Member or Assignee will be a "Holder", and (iii) the equity securities of the Public Company so distributed to such Members and Assignees will be "Registrable Securities", in each case as such terms are used in Schedule C hereto.

                  (c) The Public Company will grant to the holders of Performance Units and Exceptional Performance Units the piggyback registration rights described in Section 5(g) of Schedule D hereto. In the event that holders of Performance Units and Exceptional Performance Units are not permitted to "tack" the holding period of the Company with respect to the equity securities of the Public Company distributed to such holders for purposes of Rule 144 under the Securities Act of 1933, as amended, and such securities are not otherwise registered under said Act, the Public Company will grant to such holders demand registration rights reasonably acceptable to the Board and Dartford.

                                   ARTICLE XVI

                           Members' Rights of Approval

                  Section 16.1 Approval Requirement. Without the approval of a Super-Majority Vote of the Members, the Company shall not (and no Member shall cause the Company to):

                  (a) Except for transactions between or among the Company and one or more of its Subsidiaries or between or among the Company's Subsidiaries themselves, engage in or permit to occur any of the following events (each event hereinafter described being hereafter referred to as a "Transaction"):

                             (i) the sale, Transfer, assignment or other
                  disposition by the Company of any interest in any Other Subsidiary of the Company, or by any Other Subsidiary of the Company of any interest in another Other Subsidiary of the Company, except pursuant to the provisions of the Contribution Documents;

                            (ii) the consolidation or merger of the Company with
                  or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act), or any liquidation, dissolution or winding-up of the Company other than as provided for herein;

                           (iii) (A) any consolidation or merger of any Other
                  Subsidiary of the Company with or into any business entity (as defined in Section 18-209(a) of the Delaware Act), (B) any sale by any Other Subsidiary of the Company of all or substantially all of its assets, or (C) any liquidation, dissolution or winding-up of any Other Subsidiary of the Company other than as provided herein;

                            (iv) the issuance of any equity securities of any
                  Other Subsidiary of the Company, or any securities convertible into shares of preferred stock or common stock of any Other Subsidiary of the Company, other than pursuant to Schedule D hereto, or as contemplated in Section 15.8 hereof;

                             (v) the acquisition by the Company or any Other
                  Subsidiary of the Company of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12 month period, for an aggregate purchase price in excess of $5,000,000;

                            (vi) the incurrence by the Company or any Other
                  Subsidiary of the Company of funded debt with a principal amount in excess of $5,000,000;

                           (vii) the removal of Ian R. Wilson as the Chairman of
                  the Company or any Other Subsidiary of the Company and the hiring or removal of any successor Chairman or any Chief Executive Officer of the Company or any Other Subsidiary;

                          (viii) the amendment to (A) any provision of the
                  charter of any Other Subsidiary of the Company or (B) any provision of the By-Laws of any Other Subsidiary of the Company if such provision by its terms may be amended only with the approval of a Super-Majority Vote of the Members;

                           (ix) the declaration of distributions by the Company
                  (other than Tax Liability Distributions and any distribution pursuant to the last paragraph of Section 8.3 hereof) or dividends by any Other Subsidiary of the Company;

                           (x) the adoption of the Incentive Plan or of any
                  stock option or incentive compensation plan by the Company or any Other Subsidiary of the Company or any amendment thereto; and

                           (xi) the making of capital expenditures by the
                  Company and its Other Subsidiaries in an aggregate amount for any fiscal year in excess of $2,500,000.

                  (b) Anything in this Section 16.1 to the contrary notwithstanding and so long as such action is not in contravention of the Securityholders Agreement, the Company shall not be prevented from engaging in any Transaction, or from taking any actions, including, but not limited to, obtaining approval of its Board for, engaging investment bankers, accountants and attorneys, and entering into letters of intent or binding agreements relating to any Transaction, so long as

                           (i) the Company is not contractually obligated or
                  permitted to proceed with such Transaction until the approval required under Section 16.1 has been obtained and

                           (ii) if the approval required under Section 16.1 is
                  not obtained, the Company shall not be required to pay nor shall incur or become subject to any commitment or standby fee, damages, penalty or other break-up or similar fee in order to terminate any binding obligation which it may have entered into relating to the matters described in Section 16.1 or otherwise as a result of such approval not having been obtained.

                  16.2 Affiliate Transactions. At any time after the date of this Agreement, neither the Company nor any Other Subsidiary of the Company shall enter into or engage in any single transaction or series of transactions with any Member (or any Affiliate of any Member) (other than "Approved Affiliate Transactions" as defined below) involving the payment of more than $500,000 in the aggregate during any 12-month period by the Company or any of its Other Subsidiaries to such Member or its Affiliate, without the approval of Members holding the number of Voting Units that represents a majority of the total Voting Units held by all Members who are not (and whose Affiliates are not) a party to such transaction. "Approved Affiliate Transactions" shall include all transactions between the Company or any of its Subsidiaries with any Affiliate that are described in or effected pursuant to the Contribution Documents.


                                  ARTICLE XVII

                               REGISTRATION RIGHTS

                  Section 17.1 Registration Rights. In the event the Company or any surviving entity of a reorganization of the Company (including by the incorporation thereof) or any successor entity into which the Company merges or consolidates intends to issue equity securities by way of a public offering, the Members shall have such registration rights set forth on Schedule C hereto. In the event that New LLC or any surviving entity of a reorganization of New LLC (including by the incorporation thereof) or any successor entity into which New LLC merges or consolidates, or any other New LLC Entity intends to issue equity securities by way of a public offering, the Members who are signatory to the Securityholders Agreement shall have such registration rights as are set forth in the Securityholders Agreement, and the registration rights provided herein shall have no further force and effect.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

                  Section 18.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered in person or by an acknowledged overnight delivery service, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Company, in care of the President at the Company's mailing address set forth in Section 2.5 hereof with a copy to the Chairman and the Chief Executive Officer at such address as each such officer shall designate to the Company;

                  (b) if given to the Member Managers, at their mailing addresses set forth on Schedule A attached hereto; or

                  (c) if given to any Member at the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

                  All such notices shall be deemed to have been given when received.

                  Section 18.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                  Section 18.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  Section 18.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

                  Section 18.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement unless otherwise indicated.

                  Section 18.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  Section 18.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                  Section 18.8 Integration. This Agreement, together with Schedules A, B, C and D hereto and the Securityholders Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  Section 18.9 Governing Law. This Agreement, together with Schedules A, B, C and D hereto and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                  Section 18.10 Inconsistency. In the event of an inconsistency between the provisions contained in this Agreement, on the one hand, and in the Securityholders Agreement, on the other hand, the provisions contained in the Securityholders Agreement will govern.


            [the remainder of this page is intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                                   MEMBERS:


                                   DARTFORD PARTNERSHIP L.L.C.


                                   By:  /s/  James B. Ardrey
                                      -------------------------
                                         Name:  James B. Ardrey
                                         Title: Member

                                   FENWAY PARTNERS CAPITAL FUND, L.P.

                                         by: Fenway Partners, L.P.,
                                             its general partner

                                              by: Fenway Partners Management,
                                                  Inc., its general partner


                                   By:  /s/ Richard C. Dresdale
                                      -------------------------
                                     Name:  Richard C. Dresdale
                                     Title:

                                   GLORIANDE (LUXEMBOURG) SARL


                                   By:
                                      -------------------------
                                     Name:
                                     Title:

                                   UBS CAPITAL LLC


                                   By:  /s/ Charles J. Delaney
                                      -------------------------
                                     Name:  Charles J. Delaney
                                     Title: President


                                   By:  /s/ Michael Greene
                                      ---------------------
                                     Name:  Michael Greene
                                     Title:

                                   MEMBERS:

                                   THOMAS O. ELLINWOOD
                                   THOMAS J. YOUNGERMAN
                                   C. RENEE SLOAN
                                   OLAFUR GUDMUNDSSON
                                   TIMOTHY B. ANDERSEN
                                   RICH BERRY
                                   VICKI FITZGERALD
                                   LARRY MOURDOCK
                                   JAMES BRUFFY
                                   JIM FREY
                                   HAZEL MORRIS
                                   HOWARD TEUFEL
                                   MARY STAHLHUT
                                   JERRY L. SALLER
                                   GERALD W. HAYES, JR.
                                   NATHAN ERNEST PASKOFF
                                   JOHN P. CROWDER
                                   GREGORY L. SMITH
                                   PAUL GILLSTROM
                                   LAURA MARTINEZ
                                   JOE McSHERRY
                                   LISSA MULLINS
                                   LINDA MEULLER
                                   RICK MAGER
                                   MARK RIKAL
                                   STEVE FUCOLORO
                                   LAMONT RUMBERS



                                   By:  /s/ James B. Ardrey
                                      --------------------------------------
                                      James B. Ardrey, Attorney-in-Fact for
                                      each of the Members listed above

                                  SCHEDULE A-1

                  To the Limited Liability Company Agreement of
                                  VDK Foods LLC


                                                                        AMOUNT DISTRIBUTABLE
               NAME AND MAILING ADDRESS                                 UNDER SECTION 8.3(i)
               ------------------------                                 --------------------

        A.     Class A Units

        1.     Fenway Partners Capital Fund, L.P.(1)                             $22,164,807
               152 West 57th Street
               New York, New York 10019
               Facsimile: (212) 757-0609

        2.     Gloriande (Luxembourg) S.a.r.L.                                    $9,750,482
               c/o Moore Stephens Services SAM
               L'Estoril
               Avenue Princess Grace
               MONACO

        3.     UBS Capital LLC                                                    $9,750,482
               299 Park Avenue, 34th floor
               New York, New York 10171
               Facsimile: (212) 821-6333

        4.     Dartford Partnership, L.L.C.                                         $270,341
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3023

        5.     The Ian and Susan Wilson 1998                                        $168,301
               Irrevocable Trust

        6.     Thomas O. Ellinwood                                                   $52,595
               12451 Montsouris Drive
               St. Louis, Missouri 63141

---------------
               (1) FPIP, LLC, as Assignee is entitled to $170,583 of the aggregate amount distributable to Fenway pursuant to
                     Section 8.3(i) hereof. FPIP Trust, LLC, as Assignee is entitled to $94,724 of the aggregate amount distributable to Fenway pursuant to Section 8.3(i) hereof.


                                                                        AMOUNT DISTRIBUTABLE
               NAME AND MAILING ADDRESS                                 UNDER SECTION 8.3(i)
               ------------------------                                 --------------------



        7.     Thomas J. Youngerman                                                    $17,883
               232 N. Kingshighway, Apt. 412
               St. Louis, Missouri 63108

        8.     C. Renee Sloan                                                          $17,883
               1159 Olive Lake Drive, Apt. C
               St. Louis, Missouri 63132

        9.     Olafur Gudmundsson                                                      $17,883
               95 Aberdeen Place
               St. Louis, Missouri 63105

       10.     Timothy B. Andersen                                                     $17,725
               20 Georgian Acres
               St. Louis, Missouri  63131

       11.     Rich Berry                                                              $40,915
               705 St. Louis Street
               Edwardsville, IL 62025

       12.     Vicki Fitzgerald                                                        $14,727
               11317 Terwillingers Knoll Court
               Cincinnati, Ohio 45249

       13.     Larry Mourdock                                                           $8,415
               2960 Mountain Trace
               Rosewell, Georgia 30007-4097

       14.     James Bruffy                                                             $7,148
               2986 Franklin Oaks Drive
               Herndon, Virginia 22071

       15.     Jim Frey                                                                 $8,990
               1247 Cherry Tree Lane
               Scotland, Pennsylvania 17254

       16.     Hazel Morris                                                             $9,946
               5877 Nina Place
               St. Louis, Missouri 63112

       17.     Howard Teufel                                                            $9,946
               612 Wedgewood Drive
               Erie, Pennsylvania 16505



                                                                        AMOUNT DISTRIBUTABLE
               NAME AND MAILING ADDRESS                                 UNDER SECTION 8.3(i)
               ------------------------                                 --------------------



       18.     Mary Stahlhut                                                      $5,597
               302 Deep Cove Drive
               Edwardsville, Illinois  62025

       19.     Jerry L. Saller                                                    $1,913
               1307 Boardwalk Street
               Arlington, Texas  76011

       20.     Gerald W. Hayes, Jr.                                               $8,537
               12127 Crestline Avenue
               Dallas, Texas  75244

       21.     Nathan Ernest Paskoff                                             $10,473
               4631 Mountain Creek Drive
               Roswell, Georgia  30075-4036

       22.     John P. Crowder                                                    $4,780
               104 Echo Ridge
               Collinsville, Illinois  62234

       23.     Gregory L. Smith                                                   $9,330
               388 Wellington Cove
               Jackson, TN  38305

       24.     Paul Gillstrom                                                     $4,664
               1000 St. Louis Union Station
               Suite 200
               St. Louis, MO  63103

       25.     Laura Martinez                                                     $2,799
               21291 Windstream Circle
               Trabuco Canyon, CA  92679

       26.     Joe McSherry                                                       $7,576

       27.     Lissa Mullins                                                      $6,053

       28.     Linda Mueller                                                      $3,018

       29.     Rick Mager                                                         $2,260

       30.     Mark Rikal                                                         $1,507

       31.     Steve Fucoloro                                                     $1,507



                                                                        AMOUNT DISTRIBUTABLE
               NAME AND MAILING ADDRESS                                 UNDER SECTION 8.3(i)
               ------------------------                                 --------------------



       32.     Lamont Rumbers                                                     $1,518



                                   SCHEDULE A

                  To the Limited Liability Company Agreement of
                                  VDK Foods LLC


                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------
        A.     Class A Units

        1.     Fenway Partners Capital Fund, L.P.                                 $20,015,596.00                  20,015.6(2)
               152 West 57th Street
               New York, New York 10019
               Facsimile: (212) 757-0609

        2.     Gloriande (Luxembourg) S.a.r.L.                                     $7,184,333.00                   7,184.3
               c/o Moore Stephens Services SAM
               L'Estoril
               Avenue Princess Grace
               MONACO

        3.     UBS Capital LLC                                                     $7,184,333.00                   7,184.3
               299 Park Avenue, 34th floor
               New York, New York 10171
               Facsimile: (212) 821-6333

        4.     Dartford Partnership, L.L.C.                                          $183,571.00                     183.6
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3023

        5.     The Ian and Susan Wilson 1998                                         $114,286.00                     114.3
               Irrevocable Trust

        6.     Thomas O. Ellinwood                                                    $35,714.00                     35.72
               12451 Montsouris Drive
               St. Louis, Missouri 63141

        7.     Thomas J. Youngerman                                                   $12,143.00                      12.1
               232 N. Kingshighway, Apt. 412
               St. Louis, Missouri 63108


---------------
         (2) FPIP, LLC is the Assignee of 153.87855076 of these Class A Units. FPIP Trust, LLC is the Assignee of 85.44835613 of these Class A Units.


                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------


        8.     C. Renee Sloan                                                         $12,143.00                      12.1
               1159 Olive Lake Drive, Apt. C
               St. Louis, Missouri 63132

        9.     Olafur Gudmundsson                                                     $12,143.00                      12.1
               95 Aberdeen Place
               St. Louis, Missouri 63105

       10.     Timothy B. Andersen                                                    $12,143.00                      12.1
               20 Georgian Acres
               St. Louis, Missouri  63131

       11.     Rich Berry                                                             $29,429.00                      29.4
               705 St. Louis Street
               Edwardsville, IL 62025

       12.     Vicki Fitzgerald                                                       $10,000.00                      10.0
               11317 Terwillingers Knoll Court
               Cincinnati, Ohio 45249

       13.     Larry Mourdock                                                          $5,714.00                       5.7
               2960 Mountain Trace
               Rosewell, Georgia 30007-4097

       14.     James Bruffy                                                            $4,999.00                       5.0
               2986 Franklin Oaks Drive
               Herndon, Virginia 22071

       15.     Jim Frey                                                                $6,428.00                       6.4
               1247 Cherry Tree Lane
               Scotland, Pennsylvania 17254

       16.     Hazel Morris                                                            $7,142.00                       7.1
               5877 Nina Place
               St. Louis, Missouri 63112

       17.     Howard Teufel                                                           $7,142.00                       7.1
               612 Wedgewood Drive
               Erie, Pennsylvania 16505

       18.     Mary Stahlhut                                                           $4,001.00                       4.0
               302 Deep Cove Drive
               Edwardsville, Illinois  62025



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

       19.     Jerry L. Saller                                                         $1,429.00                       1.4
               1307 Boardwalk Street
               Arlington, Texas  76011

       20.     Gerald W. Hayes, Jr.                                                    $6,429.00                       6.4
               12127 Crestline Avenue
               Dallas, Texas  75244

       21.     Nathan Ernest Paskoff                                                   $7,858.00                       7.9
               4631 Mountain Creek Drive
               Roswell, Georgia  30075-4036

       22.     John P. Crowder                                                         $3,571.00                       3.6
               104 Echo Ridge
               Collinsville, Illinois  62234

       23.     Gregory L. Smith                                                        $7,143.00                       7.1
               388 Wellington Cove
               Jackson, TN  38305

       24.     Paul Gillstrom                                                          $3,571.00                       3.6
               1000 St. Louis Union Station
               Suite 200
               St. Louis, MO  63103

       25.     Laura Martinez                                                          $2,143.00                       2.1
               21291 Windstream Circle
               Trabuco Canyon, CA  92679

       26.     Joe McSherry                                                            $7,143.00                       7.1

       27.     Lissa Mullins                                                           $5,714.00                       5.7

       28.     Linda Mueller                                                           $2,857.00                       2.9

       29.     Rick Mager                                                              $2,143.00                       2.1

       30.     Mark Rikal                                                              $1,429.00                       1.4

       31.     Steve Fucoloro                                                          $1,429.00                       1.4

       32.     Lamont Rumbers                                                          $1,429.00                       1.4

        B.     Class B Units



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

        1.     Fenway Partners Capital Fund, L.P.                                 $62,430,404.00                  62,430.4(3)
               152 West 57th Street
               New York, New York 10019
               Facsimile: (212) 757-0609

        2.     Gloriande Industries, Inc.                                         $22,410,667.00                  22,410.7
               7760 France Avenue South, Ste. 850
               Minneapolis, Minnesota 55435
               Facsimile: (612) 830-0600

        3.     UBS Capital LLC                                                    $22,410,667.00                  22,410.7
               299 Park Avenue, 34th floor
               New York, New York 10171
               Facsimile: (212) 821-6333

        4.     Dartford Partnership, L.L.C.                                          $591,390.00                  591.3856
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3023

        5.     The Ian and Susan Wilson 1998                                         $685,753.00                  685.7144
               Irrevocable Trust

        6.     Ray and Eileen Chung Children's Trust                                 $200,000.00                     200.0
               f/b/o Melissa Ann Chung

        7.     Ray and Eileen Chung Children's Trust                                 $200,000.00                     200.0
               f/b/o Jessica Michelle Chung

        8.     Scott W. Seaton, Trustee f/b/o Caitlin E.                              $15,000.00                      15.0
               Ardrey

        9.     Scott W. Seaton, Trustee f/b/o Ian B.                                  $15,000.00                      15.0
               Ardrey

       10.     R. Holt Ardrey, Trustee f/b/o Blake                                    $20,000.00                      20.0
               Ardrey

       11.     R. Holt Ardrey, Trustee f/b/o Scott                                    $20,000.00                      20.0
               Ardrey


---------------
         (3) FPIP, LLC is the Assignee of 479.96060449 of these Class B Units. FPIP Trust, LLC is the Assignee of 266.52086635 of these Class B Units.


                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

       12.     Wendy R. Ardrey, Trustee f/b/o Ann                                     $20,000.00                      20.0
               Richardson

       13.     Elizabeth D. Ardrey                                                    $20,000.00                      20.0

       14.     Thomas O. Ellinwood                                                   $214,285.00                     214.3
               12451 Montsouris Drive
               St. Louis, Missouri 63141

       15.     Thomas J. Youngerman                                                   $72,857.00                      72.9
               232 N. Kingshighway, Apt. 412
               St. Louis, Missouri 63108

       16.     C. Renee Sloan                                                         $72,857.00                      72.9
               1159 Olive Lake Drive, Apt. C
               St. Louis, Missouri 63132

       17.     Olafur Gudmundsson                                                     $72,857.00                      72.9
               95 Aberdeen Place
               St. Louis, Missouri 63105

       18.     Timothy B. Andersen                                                    $72,857.00                      72.9
               20 Georgian Acres
               St. Louis, Missouri  63131

       19.     Rich Berry                                                            $176,571.00                     176.6
               705 St. Louis Street
               Edwardsville, IL 62025

       20.     Vicki Fitzgerald                                                       $60,000.00                      60.0
               11317 Terwillingers Knoll Court
               Cincinnati, Ohio 45249

       21.     Larry Mourdock                                                         $34,286.00                      34.3
               2960 Mountain Trace
               Rosewell, Georgia 30007-4097

       22.     James Bruffy                                                           $30,001.00                      30.0
               2986 Franklin Oaks Drive
               Hemdon, Virginia 22071

       23.     Jim Frey                                                               $38,572.00                      38.6
               1247 Cherry Tree Lane
               Scotland, Pennsylvania 17254



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

       24.     Hazel Morris                                                           $42,858.00                      42.9
               5877 Nina Place
               St. Louis, Missouri 63112

       25.     Howard Teufel                                                          $42,858.00                      42.9
               612 Wedgewood Drive
               Erie, Pennsylvania 16505

       26.     Mary Stahlhut                                                          $23,999.00                      24.0
               302 Deep Cove Drive
               Edwardsville, Illinois  62025

       27.     Jerry L. Saller                                                         $8,571.00                       8.6
               1307 Boardwalk Street
               Arlington, Texas  76011

       28.     Gerald W. Hayes, Jr.                                                   $38,571.00                      38.6
               12127 Crestline Avenue
               Dallas, Texas  75244

       29.     Nathan Ernest Paskoff                                                  $47,142.00                      47.1
               4631 Mountain Creek Drive
               Roswell, Georgia  30075-4036

       30.     John P. Crowder                                                        $21,429.00                      21.4
               104 Echo Ridge
               Collinsville, Illinois  62234

       31.     Gregory L. Smith                                                       $42,857.00                      42.9
               388 Wellington Cove
               Jackson, TN  38305

       32.     Paul Gillstrom                                                         $21,429.00                      21.4
               1000 St. Louis Union Station
               Suite 200
               St. Louis, MO  63103

       33.     Laura Martinez                                                         $12,857.00                      12.9
               21291 Windstream Circle
               Trabuco Canyon, CA  92679

       34.     Joe McSherry                                                           $42,857.00                      42.9

       35.     Lissa Mullins                                                          $34,286.00                      34.3



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

       36.     Linda Mueller                                                          $17,143.00                      17.1

       37.     Rick Mager                                                             $12,857.00                      12.9

       38.     Mark Rikal                                                              $8,571.00                       8.6

       39.     Steve Fucoloro                                                          $8,571.00                       8.6

       40.     Lamont Rumbers                                                          $8,571.00                       8.6

        C.     Class C Units

               Dartford Partnership, L.L.C.                                            $1,500.00                   4,750.0
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3022

        D.     Class D Units

               Dartford Partnership, L.L.C.                                              $500.00                   1,300.0
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3022

        E.     Class E Units              (the Capital Contribution of and Number of Class E Units
                                          held by each of the Class E Holders are on file with the
                                          records of the Company)

        1.     Thomas O. Ellinwood
               12451 Montsouris Drive
               St. Louis, Missouri 63141

        2.     Thomas J. Youngerman
               232 N. Kingshighway, Apt. 412
               St. Louis, Missouri 63108

        3.     C. Renee Sloan
               1159 Olive Lake Drive, Apt. C
               St. Louis, Missouri 63132

        4.     Olafur Gudmundsson
               95 Aberdeen Place
               St. Louis, Missouri 63105



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

        5.     Timothy B. Andersen
               20 Georgian Acres
               St. Louis, Missouri  63131

        6.     Rich Berry
               705 St. Louis Street
               Edwardsville, IL 62025

        7.     Vicki Fitzgerald
               11317 Terwillingers Knoll Court
               Cincinnati, Ohio 45249

        8.     Larry Mourdock
               2960 Mountain Trace
               Rosewell, Georgia 30007-4097

        9.     James Bruffy
               2986 Franklin Oaks Drive
               Herndon, Virginia 22071

       10.     Jim Frey
               1247 Cherry Tree Lane
               Scotland, Pennsylvania 17254

       11.     Howard Teufel
               612 Wedgewood Drive
               Erie, Pennsylvania 16505

       12.     John P. Crowder
               104 Echo Ridge
               Collinsville, Illinois  62234

       13.     Gregory L. Smith
               388 Wellington Cove
               Jackson, TN  38305

       14.     Paul Gillstrom
               1000 St. Louis Union Station
               Suite 200
               St. Louis, MO  63103

       15.     Laura Martinez
               21291 Windstream Circle
               Trabuco Canyon, CA  92679



                                                                                  CAPITAL                           NUMBER
               NAME AND MAILING ADDRESS                                        CONTRIBUTION                       OF UNITS
               ------------------------                                        ------------                       --------

       16.     Nathan Ernest Paskoff
               4631 Mountain Creek Drive
               Roswell, Georgia  30075-4036

       17.     Joe McSherry

       18.     Mary Stahlhut
               302 Deep Cove Drive
               Edwardsville, Illinois  62025

       19.     Terry Davis

       20.     Steve Fucoloro

       21.     Linda Mueller

       22.     Rick Mager

       23.     Hazel Morris

       24.     Lamont Rumbers

       25.     Lissa Mullins

       26.     Mark Rikal


All Persons identified on this Schedule A as holders of Class A Units, Class B Units, Class C Units and Class D Units are Members of the Company. All Persons identified as holders of Class E Units shall become Members when and to the extent their Class E Units become Vested Class E Units in accordance with Schedule B.

                                   SCHEDULE B

                       To the Second Amended and Restated
                       Limited Liability Company Agreement
                                of VDK Foods LLC
                              (the "LLC Agreement")




      1.       [intentionally omitted]

      2. Forfeiture. In the event a Public Offering occurs and the provisions of Section 3 below apply, the Class E Units held by a Class E Holder shall no longer be subject to forfeiture other than upon the termination of the employment of the Class E Holder with Cause.

           (i) Termination With Cause. In the event that a Class E Holder's employment by the Company and/or a New LLC Entity terminates because of discharge or termination of the Class E Holder by the Company or such New LLC Entity with Cause (as defined below), then all Class E Units held by such Class E Holder shall be forfeited to the Company without the payment of any consideration to the Class E Holder by the Company therefor.

           (ii) Cause. For purposes of this Schedule B, the Company and the New LLC Entities shall have "Cause" to discharge or terminate a Class E Holder upon
(i) the indictment of the Class E Holder for any crime which constitutes a felony, (ii) if the Class E Holder is party to a written employment agreement with the Company or any New LLC Entity, the failure or inability of the Class E Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity, either (A) the Class E Holder's failure to satisfactorily discharge all of his or her duties and obligations under such employment agreement or (B) any gross negligence or willful misconduct on the party of the Class E Holder in the course of rendering services thereunder, or
(iii) if the Class E Holder is not a party to a written employment agreement with the Company or any New LLC Entity, the failure or inability of the Class E Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity, either (A) the Class E Holder's substantial and continuing failure to satisfactorily discharge all of his or her material duties and obligations owed to the Company or such New LLC Entity or
(B) any gross negligence or willful misconduct on the part of the Class E Holder in the course of rendering services to the Company or such New LLC Entity.

           (iii) Forfeited Class E Units. In the event any Class E Units are forfeited in accordance with this Schedule B or otherwise, the Board may, but shall not be required to, reissue such Class E Units. Any such issuance shall be made in accordance with
Section 12.1 of the LLC Agreement.

      3. Public Offering On or Before September 30, 1998. For purposes of
Section 3 and Section 4 of this Schedule B, capitalized terms used herein but not otherwise defined shall have the meaning given such terms in Schedule D to this Agreement.

           (i) Conditions. In the event any New LLC Entity including without limitation any surviving entity of a reorganization (including an incorporation), merger or consolidation of one or more such entities (such issuer being the "Public Company") intends to effect a Public Offering and such Public Offering closes on or before September 30, 1998, the provisions of this
Section 3 shall govern the valuation of Class E Units, the vesting of Class E Units and the time and manner of payments with respect thereto in lieu of the other provisions of this Schedule B. The provisions of this Section 3 shall be effective immediately prior to the consummation of the initial Public Offering (the "E Unit Effective Time").

           (ii) Vesting. At the E Unit Effective Time, any then outstanding but unvested Class E Units held by such Class E Holder shall become Vested Class E Units. In addition, Class E Units held by a Class E Holder shall be subject to forfeiture only upon the termination of the employment of the Class E Holder with Cause pursuant to Section 2 above.

           (iii) Valuation and Distribution of Shares. Upon the closing date of the initial Public Offering, each Vested Class E Unit shall be valued as hereinafter set forth and the holders of such Units shall become entitled to be distributed, at the times and in the manner set forth below in this Section 3, shares of common stock of the Public Company based on such valuation.

           (iv) Valuation of Class E Units. The value of Vested Class E Units and the number of shares of common stock of the Public Company distributable on account of Vested Class E Units is set forth in this paragraph (d). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Vested Class E Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors
LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of this Agreement.

           The holder of each Vested Class E Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the sum of (x) the quotient of (A) the Vested Class E Unit Value under this paragraph (d) divided by (B) the Gross IPO Price plus (y) the Per Unit Additional Share Increment.

      "Additional Share Increment" means the number of shares equal to the quotient of (x) the Additional Increment divided by (y) 125% of the Gross IPO Price.

      "Additional Increment" means the excess, if any, of (x) Total Vested Class E Unit Value calculated as if all of the Company's direct or indirect equity interests in the Public Company (excluding any interests sold in the Public Offering directly or indirectly for the Company's account) had been valued at a per share price equal to 125% of the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement over (y) Total Vested Class E Unit Value calculated as the product of
(1) as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed to VDK LLC in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement and (2) 125%.

      "Per Unit Additional Share Increment" means the Additional Share Increment divided by the aggregate number of Vested Class E Units outstanding.

           Any shares of common stock of the Public Company distributable to Class E Holders pursuant to this Section 3 are hereinafter referred to as "Distributable Shares".

           For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the Public Offering without reduction for underwriter's commissions and other expenses relating to the Public Offering.

      "Total Vested Class E Unit Value" means the value of all Vested Class E Units, which shall equal the product of P multiplied by Total Profits, where P is a percentage that equals 3.6% multiplied by the fraction in which the numerator is the number of Vested Class E Units and the denominator is 720.

      "Vested Class E Unit Value" means the value of a single Vested Class E Unit, which shall equal the percentage of Total Vested Class E Unit Value obtained by dividing one by the aggregate number of Vested Class E Units outstanding.

           (v) Time of Payment. Following a Public Offering, distributions of Distributable Shares payable on account of Total Class E Unit Value shall be made as of the following dates and at the following times:

                1) as of the effective date of each Secondary Sale prior to the Final Date, in an amount equal to the total number of Distributable Shares which all holders of Vested Class E Units and would be entitled to include in such Secondary Sale pursuant to the piggyback registration rights provisions under the Securityholders Agreement, assuming for such purpose that the Company had distributed all shares of the Public Company held by it pursuant to this Agreement and the VDK Holdings Plan; provided, however, in lieu of distributing such shares to the holders of such Units, all or any portion of such shares will instead be sold by the Company (or, if applicable, by the Public Company) in such Secondary Sale and the net proceeds of such sale shall be distributed to the holders of such Class E Units pro rata in accordance with their respective interests in the shares that otherwise would have been distributed.

                2) upon the Final Date, with the payments of Distributable Shares with respect to the Final Date to be made at the same time as any Distributions to Investors under this Agreement arising from the Final Date.

           (vi) Manner of Payment. Any payment to Class E Holders with respect to Units that is made pursuant to paragraphs (c) or (d) of this Section 3 shall be made in Distributable Shares distributed by the Company to Class E Holders.

      4.       [intentionally omitted]

                                   SCHEDULE C

                  To The Amended and Restated Limited Liability
                       Company Agreement of VDK Foods LLC


                               REGISTRATION RIGHTS

      1.1. General. This Schedule C describes the duties and the obligations of the Company (which for purposes of this Schedule C shall include any successor entity of VDK Foods LLC by way of merger or consolidation) and the Members with respect to the registration of certain securities of the Company.

      1.2. Certain Definitions. As used in this Schedule C, the following capitalized terms shall have the following meanings:

           (a) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

           (b) "Demand Holder" means any of Fenway, National Sun or UBS Capital.

           (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           (d) "Holder" means any Member or Assignee or other holder of outstanding Registrable Securities that have not been sold to the public.

           (e) "Prospectus" means the prospectus which is part of a Registration Statement.

           (f) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

           (g) "Registrable Securities" means any Unit (other than Class E Units that are not Vested Class E Units), or any limited liability company interest or other equity security of the Company issued to Members upon the merger or consolidation of the Company or upon any Unit or stock split, Unit or stock dividend, recapitalization, reorganization or similar event.

           (h) "Registration Expenses" means all expenses incurred by the Company in compliance with Section 1.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the expenses associated with the Company's obligations under Section 1.5 hereof.

           (i) "Registration Statement" means a registration statement filed with the Commission under the Securities Act.

           (j) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           (k) "Selling Expenses" means all underwriting discounts and selling commissions, brokerage fees and transfer taxes applicable to the sale of Registrable Securities in a registered offering and all fees and disbursements of any counsel, accountants or other representatives retained by any Holder.

           (l) "Selling Holder" means a Holder whose Registrable Securities are included in a Registration Statement hereunder.

      1.3.  Piggyback Registration Rights.

           (a) Request for Registration. If at any time the Company shall elect to register any Registerable Securities for the account of any Holder or any equity securities for its own account, the Company will:

           (i) promptly give to each Holder written notice thereof (which notice shall advise such Holder of his or its rights to have any or all Registrable Securities then held by such Holder included among the securities to be covered by such registration statement and shall offer such Holder, for a period of 15 days beginning on the date of delivery of such notice, the opportunity to notify the Company of such Holder's wish to have its or his Registrable Securities included in such registration statement and a list of the jurisdictions in which the Company shall qualify such securities under the applicable blue sky or other state securities laws);

           (ii) include in such registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) on the same terms and conditions as the other securities included therein, all the Registrable Securities specified in a written request or requests given by any Holder within 15 days after such written notice from the Company described in clause (i) above is delivered; and

           (iii) file and keep effective such registration statement for a period of not less than 90 days, or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn (but not prior to the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

           (b)       Certain Restrictions.

           (i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 1.3(a)(i) above. In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms and conditions as such offering. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and any other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected or approved for underwriting by the Company.

           (ii) If a representative of the underwriters advises the Company in writing that in its opinion, or, in the case of a registration not being underwritten, the Company shall reasonably determine after consultation with an independent investment banker that, the number of securities proposed to be sold exceeds the number which can be effectively sold in, or would have a material adverse effect on, such offering, then the Company will include in such registration the number of securities which, in the opinion of such representative or the Company, as the case may be, can be sold, as follows: (A) first, any securities the Company proposes to sell, (B) second, the Registrable Securities requested by Holders to be included in such registration selected pro rata among such Holders and (C) third, other securities requested to be included in such registration. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the representative of the underwriters. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      1.4.      Demand Registration Rights.

           (a) Right to Demand. Subject to Sections 1.4(b) and (c) below, at any time after the 90th day after the first registration of the Company's equity securities under the Securities Act (other than a registration on Forms S-4 or S-8 or a similar form), Demand Holders may make a written request for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). After receipt of such request, the Company will promptly give to each holder written notice (the "Notice") of such registration request to all Holders and the Company will include in such registration all Registrable Securities of Holders with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt by the applicable Holder of the Notice. All requests made pursuant to this paragraph (a) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

           (b)       Restrictions on Demand Rights.

                (i) The Company shall not be obligated to effect any Demand Registration if (A) such Demand Registration covers Registrable Securities having an aggregate proposed sales price of less than $5,000,000, (B) the need for any special audit or restatement of the Company's audited financial statements in connection with such Demand Registration could, in the reasonable judgment of the Company, be avoided by a one-time deferral of such Demand Registration for a period of not more than 120 days, or (C) less than six months has elapsed from the effectiveness of a Registration Statement filed pursuant to
Section 1.4(a).

                (ii) If a representative of the underwriters of a Demand Registration advises the Company in writing that in its opinion, or, in the case of a Demand Registration not being underwritten, the Company shall reasonably determine after consultation with an independent investment banker that, the number of securities proposed to be sold in such Demand Registration exceeds the number which can be effectively sold in, or would have a material adverse effect on, such offering, then the Company will include in such registration only the number of securities which, in the opinion of such representative or the Company, as the case may be, can be sold, selected pro rata among Holders which have requested to be included in such Demand Registration based on the number of securities of each Holder included in the offering; provided that if any Holder has requested inclusion in such Demand Registration and 66 2/3% or less of the securities so requested to be included have been included, such Holder shall be entitled to an additional Demand Registration hereunder on the same terms and conditions as would have applied to such Holder had such earlier Demand Registration not been made.

           (c) Number of Demand Registrations. The Demand Holders shall be entitled to the following number of Demand Registrations: Fenway -- two; UBS Capital -- one; and National Sun -- one, the expenses of which shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective and maintained continuously effective for a period of at least 90 days or such shorter period ending when all Registrable Securities included therein have been sold in accordance with any such Demand Registration; provided, however, if any Demand Registration shall be withdrawn prior to effectiveness thereof at the request of the Selling Holders holding a majority of the Registrable Securities included therein due to reasons other than material adverse changes in the condition, financial or otherwise, of the Company, such Demand Registration shall be counted hereunder unless such Selling Holders shall agree to pay the expenses incurred by the Company in connection therewith.

      1.5. Expenses of Registration. Except as set forth in Section 1.4(a) above, all Registration Expenses incurred pursuant to this Section 1 shall be borne by the Company. All Selling Expenses shall be borne by the Holders of the securities so registered.

      1.6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 1, the Company will advise each Holder in writing as to the initiation of such registration and as to the completion thereof. The Company will, as expeditiously as practicable:

           (a) prepare and file with the Commission a Registration Statement which includes the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective as provided herein; provided that before filing any amendments or supplements to a Registration Statement or Prospectus, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Selling Holders and the underwriters, if any, copies of all such documents proposed to be filed at least two business days prior thereto, which documents will be subject to the reasonable review of such Selling Holders and underwriters, and the Company will not file an amendment to a Registration Statement or Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders holding a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

           (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 90 days, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn (but not prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it complies with all rules and regulations under the Securities Act relating to it and the noncompliance with which would result in Selling Holders not being able to sell their Registrable Securities covered by such Registration Statement during that period;

           (c) furnish to any Seller Holder and the underwriter or underwriters, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto);

           (d) notify each Selling Holder at any time when a Prospectus relating to Registrable Securities of any Selling Holder included in a Registration Statement is required to be delivered under the Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish to Selling Holders a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (e) enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

           (f) make reasonably available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Seller Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records and other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records in the opinion of counsel reasonably acceptable to the Company is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The Selling Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

           (g) use its best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary from and covering such matters of the type customarily covered by "cold comfort" letters as the Selling Holders holding a majority of the Registrable Securities being sold or the managing underwriter reasonably requests;

           (h) use its best efforts to obtain an opinion or opinions from counsel for the Company in customary form;

           (i) use its best efforts to cause all Registrable Securities included in such Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Company's securities of the same class are then listed or proposed to be listed, if any;

           (j) make generally available to its securityholders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period;

           (k) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

           (l) if requested by the managing underwriter or underwriters or any Selling Holder promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Selling Holder requests to be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by such Selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and information with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

           (m) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to each Selling Holder;

           (n) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the Selling Holders, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of, the Registrable Securities covered by the Registration Statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any Selling Holder or underwriter reasonably requests in writing, to use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c)(14), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to general taxation in any such jurisdiction;

           (o) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request; and

           (p) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Selling Holders or the underwriter or underwriters, if any, to consummate the disposition of such securities.

      1.7.      Indemnification.

           (a) Whenever pursuant to Section 1.3 or 1.4 hereof a registration statement relating to Registrable Securities is filed under the Securities Act, the Company will indemnify and hold harmless each Holder selling Registrable Securities covered thereby, each person, if any, who controls any such Holder, each underwriter of any such Registrable Securities and each person, if any, who controls any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which such Holder, any such underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement, or alleged untrue statement, of any material fact contained in such registration statement, or preliminary prospectus or final or summary prospectus that may be a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holders selling Registrable Securities, each such underwriter and each such controlling person for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary, final or summary prospectus, or said amendment or supplement, in reliance upon and in conformity with information furnished to the Company by any Holder in writing selling Registrable Securities, such underwriter or such controlling person for use in preparation thereof.

           (b) Whenever pursuant to Section 1.3 or 1.4 hereof a registration statement relating to Registrable Securities is filed under the Securities Act, each Holder selling Registrable Securities will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such registration statement, each other Holder and each other person, if any, who controls the Company or such other Holder against all losses, claims, damages or liabilities, joint or several, to which the Company or other Holder, or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement, or alleged untrue statement, of any material fact contained in such registration statement, or preliminary prospectus or final or summary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and to the extent that, such statement or omission was in reliance upon and in conformity with information furnished to the Company by such Holder in writing selling Registrable Securities specifically for use in the preparation thereof, and will reimburse the Company, each such other Holder and such directors, officers or controlling persons for all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

           (d) If for any reason the indemnification provided for in Sections 1.6(a) and 1.6(b) above is unavailable to an indemnified party as contemplated by such Sections, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

      1.8. Information from Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Schedule C.

      1.9. Rule 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any securities of the

Company, it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, at any time and upon request of a Holder, will furnish such Holder and others with such information as may be necessary to enable the Holder to effect sales of Registrable Securities without registration pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the Company may deregister any class of its securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

      1.10. "Market Stand-Off" Agreement. Each Holder agrees, if requested by the Company and the underwriter for any underwritten offering of the Company's securities, not to sell (including sales under Rule 144) or otherwise Transfer any Registerable Securities of the Company held by it during the 15 days prior to, and during the 120-day period following, the effective date of any registration statement of the Company filed under the Securities Act with respect to an underwritten public offering of securities by the Company (except as part of such registered offering). Such agreement shall be in writing in a form satisfactory to the Company and the underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 120-day period.

                                SCHEDULE D to the
                       Second Amended and Restated Limited
                                Liability Company
                           Agreement of VDK Foods LLC


                            AMENDED AND RESTATED VDK
                           INCENTIVE COMPENSATION PLAN


      1. Purpose. The purpose of this Amended and Restated VDK Incentive Compensation Plan (this "Plan") is to provide a means by which certain employees of, consultants to and other persons having key business relations with VDK Foods LLC (the "Company") and certain New LLC Entities (such employees, consultants and other persons being hereinafter referred to individually as a "Key Person" and collectively as "Key Personnel"), may be given an opportunity to benefit from the appreciation in the value of the Company through the issuance of (i) incentive compensation units ("Performance Units") whose value, as described below, is based on the achievement of certain earnings targets and
(ii) incentive compensation units ("Exceptional Performance Units") whose value, as described below, is based on the rate of return achieved by certain investors in the Company. Performance Units and Exceptional Performance Units are hereinafter referred to as "Units." This Plan is intended to advance the interests of the Company by encouraging long-term employment with and diligent service to the Company and certain New LLC Entities on the part of the Key Personnel, by enabling the Company and certain New LLC Entities to retain their services and by providing such Key Personnel with an incentive to advance the success of the Company and certain New LLC Entities.

      2. General Terms and Conditions of Rights; Definitions.

           (a) General Terms. The Board of Member Managers of the Company (the "Board") has granted and may grant Units to one or more Key Persons from time to time pursuant to this Plan; provided that each time a Key Person is granted Units, the number of Performance Units in such grant shall equal the number of Exceptional Performance Units in such grant. The maximum number of Performance Units that may be granted under this Plan is 2,000. The maximum number of Exceptional Performance Units that may be granted under this Plan is 2,000.

           (b) Units Agreements. Units that have been granted shall be evidenced by written agreements (each a "Units Agreement") and, except as specifically approved by the Board or any Committee designated thereby, shall not be inconsistent with this Plan.

           (c) No Effect on Employment. Nothing in this Plan or a Unit or Units Agreement issued hereunder shall govern the rights and duties relating to employment or other services between the holder of any Units and the Company or any New LLC Entity. Neither this Plan, nor any grant of Units pursuant thereto, shall constitute an employment or other form of service or supply agreement among such parties or establish a right of continued employment or a continued relationship with the Company or any New LLC Entity and the holder of any Unit.

           (d) Definitions. Capitalized terms used in this Plan shall have the respective meanings set forth in Section 11.

           (e) Relationship of this Plan to the VDK Holdings, Inc. Incentive Compensation. The Company has amended and restated this Plan pursuant to the New Compensation Agreement. Under the New Compensation Agreement, the Company agreed to amend and restate this Plan so that it would have the same terms and provisions of the VDK Holdings Plan and grant to each holder of Performance Units and Exceptional Performance Units under this Plan a number of PUs and EPUs under the VDK Holdings Plan that is identical to the number of Performance Units and Exceptional Performance Units held by such person under this Plan as of April 8, 1998. VDK Holdings will make payments to Unit Holders under the VDK Holdings Plan, and any payments made under the VDK Holdings Plan will replace any payments due under the this Plan.

           (f) Obligation of VDK Foods LLC to Fund Payments. Any cash, securities or other property payable by VDK Holdings to Unit Holders under the VDK Holdings Plan with respect to the obligations of VDK Holdings (other than the Gross-Up Obligation) under the VDK Holdings Plan shall be contributed by the Company to VDK Holdings. To the extent the Company does not contribute such cash, securities or other property to VDK Holdings, the Company shall be required to make the payment due to Unit Holders under this Plan and VDK Holdings shall have no obligation to make the payment due to Unit Holders under the VDK Holdings Plan.

      3.   [intentionally omitted]

      4.   [intentionally omitted]

      5. Payment and Valuation with respect to a Public Offering. In the event either VDK Holdings or any other New LLC Entity (including without limitation any surviving entity of a reorganization (including an incorporation), merger or consolidation of one or more of such entities) (such issuer being the "Public Company") intends to effect a Public Offering, the provisions of this Section 5 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto, except as provided in this Section 5 and Annex 1 hereto. In the event the closing date of the initial Public Offering occurs on or prior to September 30, 1998, the valuation of Units, the vesting of Units and the time or manner of payments with respect thereto shall be governed by Annex 1 hereto. This Section 5 and Annex 1 hereto shall be effective immediately prior to the closing date of the initial Public Offering (the "IC Plan Effective Time.")

      6. Forfeiture. In the event a Public Offering occurs and the provisions of Annex 1 hereto apply, the Units held by a Unit Holder shall be subject to forfeiture only upon the termination of the employment or engagement of the Unit Holder with Cause (as defined below); provided, that in the event the employment of a member of Dartford who is an employee of the Company is terminated for Cause, such employee's allocable share of Dartford's Units as determined in accordance with the governing documents of Dartford then in effect shall be subject to forfeiture under this Section 6.

           (a) Termination With Cause. In the event that a Unit Holder's employment by the Company and/or any New LLC Entity terminates prior to the date on which Total Performance Unit Value or Total Exceptional Performance Unit Value, as applicable, are determinable in accordance with this Plan because of discharge or termination of the Unit Holder by the Company or any New LLC Entity with Cause (as defined below), then all Units held by such Unit Holder shall be forfeited to the Company without the payment of any consideration to the Unit Holder by the Company therefor.

           (b) Cause. For purposes of this Plan, the Company or a New LLC Entity shall have "Cause" to discharge or terminate a Unit Holder upon (i) the indictment of the Unit Holder for any crime which constitutes a felony, (ii) if the Unit Holder is party to a written employment, consulting or similar agreement with the Company or a New LLC Entity, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity either (A) the Unit Holder's failure to satisfactorily discharge all of his, her or its duties and obligations under such agreement or (B) any gross negligence or willful misconduct on the part of the Unit Holder in the course of rendering services thereunder, or (iii) if the Unit Holder is not a party to a written employment, consulting or similar agreement with the Company or any New LLC Entity, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity either
(A) the Unit Holder's substantial and continuing failure to satisfactorily discharge all of his, her or its material duties and obligations owed to the Company or such New LLC Entity or (B) any gross negligence or willful misconduct on the part of the Unit Holder in the course of rendering services to the Company or such New LLC Entity.

           (c) Forfeited Units. Forfeited Units shall not be taken into account for purposes of the computations under Sections 5 or 7. In the event any Units are forfeited in accordance with this Section 6 or otherwise, the Board may, but shall not be required to, grant such Units to Key Personnel of the Company pursuant to this Plan.

      7. Special Provisions. The following special provisions shall apply to the valuation of the Units provided for in this Plan.

           (a) Golden Parachute Gross-Up. Anything herein to the contrary notwithstanding, in the event that the excise tax provided by IRC Sections
4999, or any amended or successor provision, applies to any payment to a Unit Holder hereunder, at Dartford's election exercisable by written notice to the Board, the amount of such payment shall be increased sufficiently, but not in excess of 15% thereof, so that the amount distributed to such Unit Holder net of such excise tax is approximately equal to the amount that would have been distributed had no such excise tax been imposed. All calculations made under this Plan shall be made after taking into account any such gross-up payments such that Total Distributions and IRR of the Business are based on the actual amounts received by Investors.

           (b) Capital Gains Gross-Up. Anything herein to the contrary notwithstanding, in the event that the U.S. federal income tax rate on capital gains is less than the U.S. federal income tax rate on ordinary income and the payments to Unit Holders are subject to tax at such ordinary income rates, at Dartford's election exercisable by written notice to the Board, the amount of any payment to any Unit Holder shall be increased sufficiently so that such amount, net of any such U.S. federal income tax at ordinary rates, equals the payment that would otherwise have been made to such Unit Holder net of U.S. federal income tax at capital gains rates; provided, that in the event of a Public Offering occurs and the provisions of Annex 1 apply, Dartford shall be deemed to have automatically made such election and no notice to the Board shall be required. The aggregate amount of such increased amounts payable to Unit Holders are hereinafter referred to as the "Gross-Up Obligation". The Gross-Up Obligation shall be paid by VDK Holdings to Unit Holders in cash at the same time as the corresponding payment to Unit Holders giving rise to such Gross-Up Obligation is payable. The obligation of VDK Holdings to pay the Gross-Up Obligation shall be subject to VDK Holdings (or its successor) having the right to accrue a deduction for tax purposes for such payment but shall not be subject to such deduction reducing the amount of taxes otherwise payable by VDK Holdings (or its successor) in the year in which such deduction accrues. The payment of such Gross-Up Obligation is a direct obligation of VDK Holdings, and the Company has no obligation to fund the payment of the Gross-Up Obligation; provided, that to the extent VDK Holdings fails to pay the Gross-Up Obligation then due (whether or not the reason for such failure is the inability of VDK Holdings to accrue the deduction for tax purposes described above), the Company shall be required to pay to Unit Holders an amount in cash equal to the amount of the unpaid Gross-Up Obligation.

      8. Administration. This Plan shall be administered by the Board subject to the express terms and conditions of this Plan. From and after the effective date of this Plan, the Board shall have full power to grant Units under this Plan. No member of the Board or VDK Board shall be liable for any action or determination made in good faith with respect to this Plan or to any Unit.

      9.       Effective Date; Termination; Successors.

           (a) The original effective date of this Plan was as of September 19, 1995. The effective date of this Plan as hereby amended and restated is as of April 8, 1998.

           (b) This Plan shall terminate upon all Units being retired as a result of payments or forfeiture.

           (c) This Plan shall be binding on and inure to the benefit of the Company and its successors and assigns, including without limitation any successor or assign of the Company by reason of the merger, consolidation or reorganization of the Company with such successor or assign to be the "Company" for purposes of this Plan.

      10. Amendments. From time to time, this Plan may be altered, amended, suspended or discontinued, even if such action alters an outstanding Units Agreement to the detriment of the Unit Holder without his consent, upon the mutual agreement of the Board, the VDK Board and Dartford; provided, that at any time when the next succeeding proviso is not applicable, any such action applies to each Unit Holder in a consistent manner; provided, further, that in the event that neither Dartford nor its members are providing management services to the Company (whether in a member's capacity as a senior executive officer of the Company or otherwise), then any such alteration, amendment, suspension or discontinuance shall be effective upon the mutual agreement of the Board, the VDK Board and (A) insofar as any Units held by Dartford are affected by such amendment, Dartford, and (B) insofar as any Units held by Persons other than Dartford are affected by such amendment, such other Persons holding a majority of such Units.

      11. Definitions. As used in this Plan, the following terms shall have the meanings set forth below.

      "Affiliate" means any parent or subsidiary corporation of the Company as defined in Section 424(e) and (f) respectively of the Internal Revenue Code of 1986, but only for so long as such relationship is maintained.

      "Aurora/VDK LLC" means Aurora/VDK LLC, a Delaware limited liability company and the holder of all of the issued and outstanding capital stock of the Company on the effective date of this Plan.

      "Board" has the meaning set forth in Section 2.

      "Cause" has the meaning set forth in Section 6.

      "Class B LLC Units" means the "Class B" Units of limited liability company interest of the Company.

      "Class D LLC Units" means the "Class D" Units of limited liability company interest of the Company.

      "Company" has the meaning set forth in Section 1.

      "Dartford" means Dartford Partnership L.L.C.

      "Distributions" means amounts paid, payable or deemed paid or payable to any holder of Voting LLC Units, Non-Voting LLC Units, Units under this Plan, or PUs or EPUs under the VDK Holdings Plan, whether such amounts are in cash, equity securities (not including equity securities issuable as pursuant to splits or recapitalizations) or other property either as (i) distributions of profits, (ii) distributions in redemption, liquidation or otherwise, or (iii) in accordance with Section 5 hereof.

      "EPUs" means the Exceptional Performance Units (as such term is defined therein) granted under the VDK Holdings Plan.

      "Exceptional Performance Units" has the meaning set forth in Section 1.

      "Final Date" means the first anniversary of the closing date of the initial Public Offering or, if earlier, the date of the dissolution of the Company.

      "Gross-Up Obligation" has the meaning set forth in Section 7(b).

      "Investor" means any holder of Class B LLC Units on the effective date of this Plan.

      "Key Person" and "Key Personnel" have the meaning set forth in Section 1.

      "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC, dated as of April 8, 1998, as amended.

      "New Compensation Agreement" means the New Compensation Agreement, dated as of April 8, 1998, by and among the Company, Aurora/VDK LLC, MBW Investors LLC, VDK Holdings and certain other parties signatory thereto.

      "New LLC Entities"  has the meaning set forth in the LLC Agreement.

      "Non-Public Shareholders" has the meaning set forth in the LLC Agreement.

      "Non-Voting LLC Units" means, collectively, the "Class D" and "Class E" Units of limited liability company interest of the Company.

      "Performance Units" has the meaning set forth in Section 1.

      "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

      "Public Company" has the meaning set forth in Section 5.

      "Public Offering" has the meaning set forth in the LLC Agreement.

      "PUs" means the Performance Units (as such term is defined therein) granted under the VDK Holdings Plan.

      "Secondary Sale" means any sale by one or more Non-Public Shareholders, on or after the effective date of a Public Offering, of equity securities issued by the Public Company and held by such Non-Public Shareholder (but not originally issued by the Public Company pursuant to a Public Offering), whether such sale is pursuant to a registered public offering under the Securities Act of 1933, as amended, an exemption from the registration requirements thereof, or otherwise.

      "Total Distributions" means the aggregate amount of Distributions to holders of Voting LLC Units and holders of Non-Voting LLC Units and to the Unit Holders pursuant to this Plan or the VDK Holdings Plan.

      "Total Exceptional Performance Unit Value" has the meaning set forth in
Section 4(b)(iii).

      "Total Performance Unit Value" has the meaning set forth in Section 4(a)(iii).

      "Total Profits" means the sum of all amounts distributed or distributable under Sections 8.3(vi), 8.3(vii), 8.3(viii) and 8.3(ix) of the LLC Agreement (which includes all amounts distributed or distributable to Unit Holders under this Plan or the VDK Holdings Plan).

      "Unit Holder" means any holder of Performance Units or Exceptional Performance Units.

      "Units" has the meaning set forth in Section 1.

      "Units Agreement" has the meaning set forth in Section 2(b).

      "Van de Kamp's" means Van de Kamp's, Inc., a Delaware corporation and wholly-owned subsidiary of VDK Holdings as of the effective date of this Plan.

      "VDK Board" means the Board of Directors of VDK Holdings or of its successor (including the Public Company).

      "VDK Holdings" means VDK Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Aurora/VDK LLC as of the effective date of this Plan.

      "VDK Holdings Plan" means the VDK Holdings, Inc. Incentive Compensation Plan.

      "Vested Class E Units" has the meaning given such term in the LLC
Agreement.

      "Vested Exceptional Performance Units" means those Exceptional Performance Units that have vested pursuant to Section 5 or 7 hereof.

      "Vested Performance Units" means those Performance Units that have vested pursuant to Section 5 or 7 hereof.

      "Voting LLC Units" means, collectively, the Class B LLC Units and the "Class C" Units of limited liability company interest of the Company.

                       ANNEX 1 TO THE AMENDED AND RESTATED
                         VDK INCENTIVE COMPENSATION PLAN


      (a) Public Offering On or Before September 30, 1998. In the event the Public Company effects a Public Offering and the closing date of the Public Offering occurs on or prior to September 30, 1998, the provisions of this Annex 1 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto.

      (b) Vesting. At the IC Plan Effective Time, each Unit Holder shall:

                (i) have any outstanding but unvested Performance Units held by such Unit Holder become Vested Performance Units; and

                (ii) have any outstanding but unvested Exceptional Performance Units held by such Unit Holder become Vested Exceptional Performance Units.

In addition, Units held by a Unit Holder shall no longer be subject to forfeiture other than upon the termination of the employment or engagement of the Unit Holder with Cause pursuant to Section 6(a) of this Plan.

           (c) Valuation and Distribution of Shares. Upon the closing date of the Public Offering, each Vested Performance Unit and each Vested Exceptional Performance Unit shall be valued as hereinafter set forth and the holders of such Units shall become entitled to be distributed, at the times and in the manner set forth below, shares of common stock of the Public Company (of the same class sold in the initial Public Offering) based on such valuation.

           (d) Valuation of Performance Units. The value of Vested Performance Units and the number of shares of common stock of the Public Company distributable on account of Vested Performance Units is set forth in this paragraph (d). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Performance Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the Company Agreement. For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the initial Public Offering without reduction for underwriter's commissions and other expenses relating to the initial Public Offering.

           The holder of each Vested Performance Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the quotient of (A) the value of a single Vested Performance Unit computed as set forth in the following paragraph with respect to the Total Performance Unit Value determined under this paragraph (d) divided by (B) the Gross IPO Price.

           The value of a single Vested Performance Unit shall equal the percentage of Total Performance Unit Value (as determined under the following sentence) obtained by dividing one by the aggregate number of Vested Performance Units outstanding. The value of all Vested Performance Units ("Total Performance Unit Value") shall equal the product of P multiplied by Total Profits, where P is a percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Performance Units and the denominator is 2,000.

           (e) Valuation of Exceptional Performance Units. The value of Vested Exceptional Performance Units and the number of shares of common stock the Public Company distributable on account of Vested Exceptional Performance Units is set forth in this paragraph (e). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Vested Exceptional Performance Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement.

           The holder of each Vested Exceptional Performance Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the sum of (x) the quotient of (A) the Exceptional Performance Unit Value computed with respect to Total Exceptional Performance Unit Value determined under this paragraph (e) divided by (B) the Gross IPO Price plus (y) the Per Unit Additional Share Increment.

      "Additional Share Increment" means the number of shares equal to the quotient of (x) the Additional Increment divided by (y) 125% of the Gross IPO Price.

      "Additional Increment" means the excess, if any, of (x) Total Exceptional Performance Unit Value calculated as if all of the Company's direct or indirect equity interests in the Public Company (excluding any interests either sold in the initial Public

Offering by Aurora/VDK LLC or distributed to the Company in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to 125% of the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement over (y) Total Exceptional Performance Unit Value calculated for this purpose as the product of (1) as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed to the Company in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement and (2) 125%.

      "Exceptional Performance Unit Value" means the value of a single Vested Exceptional Performance Unit, which shall equal the percentage of Total Exceptional Performance Unit Value obtained by dividing one by the aggregate number of Vested Exceptional Performance Units outstanding.

      "Per Unit Additional Share Increment" means the Additional Share Increment divided by the aggregate number of Vested Exceptional Performance Units outstanding.

      "Total Exceptional Performance Unit Value" means the value of all Vested Exceptional Performance Units, which shall equal the product of P multiplied by the Total Profits, where P is the percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Exceptional Performance Units and the denominator is 2,000.

           Any shares of common stock of the Public Company distributable to Unit Holders pursuant to this Annex 1 are hereinafter referred to as "Distributable Shares".

           (f) Time of Payment. Following the initial Public Offering, distributions of Distributable Shares payable on account of Total Performance Unit Value and Total Exceptional Performance Unit Value shall be made as of the following dates and at the following times:

                (i) as of the effective date of each Secondary Sale prior to the Final Date, in an amount equal to the total number of Distributable Shares which all holders of Vested Performance Units and Vested Exceptional Performance Units would be entitled to include in such Secondary Sale pursuant to the piggyback registration rights provisions under the Securityholders Agreement, assuming for such purpose that the Company had distributed all shares of the Public Company held by it pursuant to this Agreement and the VDK Holdings Plan; provided, however, in lieu of distributing such shares to the holders of such Units, all or any portion of such shares will instead be sold by the Company (or, if applicable, by Aurora/VDK LLC or the Public Company) in such Secondary Sale and the net proceeds of such sale shall be distributed to the holders of such Units pro rata in accordance with their respective interests in the shares that otherwise would have been distributed.

                (ii)       upon the Final Date; and

           (g) Manner of Payment. Any payment to Unit Holders under the VDK Holdings Plan with respect to PUs and EPUs that is due pursuant to paragraphs
(d) or (e) of Annex 1 to the VDK Holdings Plan shall be made in Distributable Shares contributed by the Company to VDK Holdings. To the extent the Company does not contribute Distributable Shares to VDK Holdings, VDK Holdings shall have no obligation to distribute securities of the Public Company, cash or any other property to Unit Holders pursuant to the VDK Holdings Plan with respect to the payment then due and the Company shall then be obligated to make such payment pursuant to this Plan. When the aggregate number of Distributable Shares required to be paid under this Plan or the VDK Holdings Plan has been paid in full, then all distributions required to be made on account of Units under this Plan or on account of Vested Plan Units under the LLC Agreement shall be deemed to have been made.

                          FIRST AMENDMENT TO THE SECOND
                     AMENDED AND RESTATED LIMITED LIABILITY
                       COMPANY AGREEMENT OF VDK FOODS LLC


      This First Amendment is made by and among the Member of VDK Foods LLC signatory hereto. Capitalized terms used but not defined herein shall have the respective meanings given such terms in the Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC, dated as of April 8, 1998 (the "LLC Agreement").

      The undersigned Members hereby agree to amend the LLC Agreement as follows:

      1.       Definitions.

           (a) The defined term "Management Services Agreement" is deleted in its entirety.

           (b) The following additional defined term is inserted:

      "VDK Holdings Plan" means the VDK Holdings, Inc. Incentive Compensation Plan adopted by VDK Holdings, Inc., a Delaware corporation which has merged with and into the Public Company, and which was effective as of immediately prior to the initial Public Offering.

      2. Section 4.6(c). Section 4.6(c) is hereby amended by deleting the words "payable in cash", inserting after the end of the first parenthetical the words "with such amount to be payable with the consideration contemplated in the last paragraph of Section 8.3", and inserting at the end of such section the words "with such amount payable in cash".

      3. Section 8.3.

           (c) The last paragraph of Section 8.3 is amended by inserting the following at the end thereof:

           Distributions under this paragraph of the amounts allocated on Schedule A-1 hereto shall be distributed as follows: (A) UBS and Gloriande shall be distributed shares of common stock of the Public Company (of the same class sold in the initial Public Offering) with a per share value equal to the Gross IPO Price (as defined below), and (B) all other members shall be distributed cash. For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the initial Public Offering without reduction for underwriter's commissions and other expenses relating to the Public Offering.

      4. Section 15.4.

           (d) Section 15.4 is hereby amended by inserting the following paragraph (d) at the end thereof:

                (d) Notwithstanding any other provision of this Agreement to the contrary, upon the liquidation of the Company following a Public Offering, holders of Class E Units shall be distributed in the aggregate the number of shares of common stock of the Public Company (of the same class sold in the Public Offering) determined in accordance with Schedule B hereto, with the number of such shares distributable to the Class E Holders to be allocated among the Class E Holders in accordance with their respective Class E Units.

      5. Section 15.9. The following paragraph shall be inserted as a new
Section 15.9 of the LLC Agreement:

                Section 15.9. Agreement with Respect to Performance Units and Exceptional Performance Units. Notwithstanding any other provision of this Agreement to the contrary, the Company agrees to contribute to the Public Company (as successor to VDK Holdings, Inc.) or to the VDK Holdings Plan in the aggregate the number of shares ("Plan Shares") of common stock of the Public Company (of the same class sold in the Public Offering) necessary to satisfy the Company's obligation to fund the payment obligations of the Public Company under the VDK Holdings Plan. The Company shall make such contribution on or immediately prior to the Final Date; provided, that at the election of Dartford, the Company shall make such contribution at an earlier date selected by Dartford so long as distributions to holders of units under the VDK Holdings Plan shall be made at the times and in accordance with the terms thereof. To the extent the Company fails to contribute all or part of the Plan Shares to the Public Company, the Company shall be obligated to either (i) distribute to the holders of units under the VDK Holdings Plan, on a pro rata basis, the number of Plan Shares not contributed by the Company to the Public Company, or
           (ii) make such distributions as are required under Schedule D to this Agreement.


      6. Schedule A-1. Schedule A-1 to the LLC Agreement is amended and restated in its entirety as attached hereto.

      7. Schedule B. Schedule B to the LLC Agreement is amended and restated to read in its entirety as attached hereto.

      8. Schedule D. Schedule D to the LLC Agreement is hereby amended and restated to read in its entirety as attached hereto.

      This First Amendment shall be effective upon the execution by Members holding at least 95% of the outstanding Voting Units. In the event an initial Public Offering does not occur on or before September 30, 1998, this First Amendment shall automatically be void ab initio and of no force and effect.

      This First Amendment may be executed in one or more original facsimile counterparts.

      IN WITNESS WHEREOF, the undersigned parties have executed this First Amendment as of this ____ day of June 1998.

                                  DARTFORD PARTNERSHIP L.L.C.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  FENWAY PARTNERS CAPITAL FUND, L.P.

                                     by:   Fenway Partners, L.P.,
                                           its general partner

                                           by:   Fenway Partners Management,
                                                 Inc., its general partner


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  GLORIANDE (LUXEMBOURG) SARL


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  UBS CAPITAL LLC


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  SCHEDULE A-1

                  To the Limited Liability Company Agreement of
                                  VDK Foods LLC


                                                          AMOUNT DISTRIBUTABLE
               NAME AND MAILING ADDRESS                   UNDER SECTION 8.3(i)
               ------------------------                   --------------------
        A.     Class A Units

        1.     Fenway Partners Capital Fund, L.P.4         $22,164,807
               152 West 57th Street
               New York, New York 10019
               Facsimile: (212) 757-0609

        2.     Gloriande (Luxembourg) S.a.r.L.              $9,750,482
               c/o Moore Stephens Services SAM
               L'Estoril
               Avenue Princess Grace
               MONACO

        3.     UBS Capital LLC                              $9,750,482
               299 Park Avenue, 34th floor
               New York, New York 10171
               Facsimile: (212) 821-6333

        4.     Dartford Partnership, L.L.C.                   $270,341
               456 Montgomery Street, Ste. 2200
               San Francisco, California 94104
               Facsimile: (415) 982-3023

        5.     The Ian and Susan Wilson 1998                  $168,301
               Irrevocable Trust

        6.     Thomas O. Ellinwood                             $52,595
               12451 Montsouris Drive
               St. Louis, Missouri 63141


-----------------
        4 FPIP, LLC, as Assignee is entitled to $170,583 of the aggregate amount distributable to Fenway pursuant to
              Section 8.3(i) hereof. FPIP Trust, LLC, as Assignee is entitled to $94,724 of the aggregate amount distributable to Fenway pursuant to Section 8.3(i) hereof.


        7.     Thomas J. Youngerman                           $17,883
               232 N. Kingshighway, Apt. 412
               St. Louis, Missouri 63108

        8.     C. Renee Sloan                                 $17,883
               1159 Olive Lake Drive, Apt. C
               St. Louis, Missouri 63132

        9.     Olafur Gudmundsson                             $17,883
               95 Aberdeen Place
               St. Louis, Missouri 63105

       10.     Timothy B. Andersen                            $17,725
               20 Georgian Acres
               St. Louis, Missouri  63131

       11.     Rich Berry                                     $40,915
               705 St. Louis Street
               Edwardsville, IL 62025

       12.     Vicki Fitzgerald                               $14,727
               11317 Terwillingers Knoll Court
               Cincinnati, Ohio 45249

       13.     Larry Mourdock                                  $8,415
               2960 Mountain Trace
               Rosewell, Georgia 30007-4097

       14.     James Bruffy                                    $7,148
               2986 Franklin Oaks Drive
               Herndon, Virginia 22071

       15.     Jim Frey                                        $8,990
               1247 Cherry Tree Lane
               Scotland, Pennsylvania 17254

       16.     Hazel Morris                                    $9,946
               5877 Nina Place
               St. Louis, Missouri 63112

       17.     Howard Teufel                                   $9,946
               612 Wedgewood Drive
               Erie, Pennsylvania 16505




       18.     Mary Stahlhut                             $5,597
               302 Deep Cove Drive
               Edwardsville, Illinois  62025

       19.     Jerry L. Saller                           $1,913
               1307 Boardwalk Street
               Arlington, Texas  76011

       20.     Gerald W. Hayes, Jr.                      $8,537
               12127 Crestline Avenue
               Dallas, Texas  75244

       21.     Nathan Ernest Paskoff                     10,473
               4631 Mountain Creek Drive
               Roswell, Georgia  30075-4036

       22.     John P. Crowder                           $4,780
               104 Echo Ridge
               Collinsville, Illinois  62234

       23.     Gregory L. Smith                          $9,330
               388 Wellington Cove
               Jackson, TN  38305

       24.     Paul Gillstrom                            $4,664
               1000 St. Louis Union Station
               Suite 200
               St. Louis, MO  63103

       25.     Laura Martinez                            $2,799
               21291 Windstream Circle
               Trabuco Canyon, CA  92679

       26.     Joe McSherry                              $7,576

       27.     Lissa Mullins                             $6,053

       28.     Linda Mueller                             $3,018

       29.     Rick Mager                                $2,260

       30.     Mark Rikal                                $1,507

       31.     Steve Fucoloro                            $1,507




       32.     Lamont Rumbers                           $1,518



                                   SCHEDULE B

                       To the Second Amended and Restated
                       Limited Liability Company Agreement
                                of VDK Foods LLC
                              (the "LLC Agreement")




 1.          [intentionally omitted]

 2. Forfeiture. In the event a Public Offering occurs and the provisions of
Section 3 below apply, the Class E Units held by a Class E Holder shall no longer be subject to forfeiture other than upon the termination of the employment of the Class E Holder with Cause.

      (i) Termination With Cause. In the event that a Class E Holder's employment by the Company and/or a New LLC Entity terminates because of discharge or termination of the Class E Holder by the Company or such New LLC Entity with Cause (as defined below), then all Class E Units held by such Class E Holder shall be forfeited to the Company without the payment of any consideration to the Class E Holder by the Company therefor.

      (ii) Cause. For purposes of this Schedule B, the Company and the New LLC Entities shall have "Cause" to discharge or terminate a Class E Holder upon (i) the indictment of the Class E Holder for any crime which constitutes a felony,
(ii) if the Class E Holder is party to a written employment agreement with the Company or any New LLC Entity, the failure or inability of the Class E Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity, either (A) the Class E Holder's failure to satisfactorily discharge all of his or her duties and obligations under such employment agreement or (B) any gross negligence or willful misconduct on the party of the Class E Holder in the course of rendering services thereunder, or
(iii) if the Class E Holder is not a party to a written employment agreement with the Company or any New LLC Entity, the failure or inability of the Class E Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity, either (A) the Class E Holder's substantial and continuing failure to satisfactorily discharge all of his or her material duties and obligations owed to the Company or such New LLC Entity or
(B) any gross negligence or willful misconduct on the part of the Class E Holder in the course of rendering services to the Company or such New LLC Entity.

      (iii) Forfeited Class E Units. In the event any Class E Units are forfeited in accordance with this Schedule B or otherwise, the Board may, but shall not be required to, reissue such Class E Units. Any such issuance shall be made in accordance with
Section 12.1 of the LLC Agreement.

 3. Public Offering On or Before September 30, 1998. For purposes of Section 3 and Section 4 of this Schedule B, capitalized terms used herein but not otherwise defined shall have the meaning given such terms in Schedule D to this Agreement.

      (i) Conditions. In the event any New LLC Entity including without limitation any surviving entity of a reorganization (including an incorporation), merger or consolidation of one or more such entities (such issuer being the "Public Company") intends to effect a Public Offering and such Public Offering closes on or before September 30, 1998, the provisions of this
Section 3 shall govern the valuation of Class E Units, the vesting of Class E Units and the time and manner of payments with respect thereto in lieu of the other provisions of this Schedule B. The provisions of this Section 3 shall be effective immediately prior to the consummation of the initial Public Offering (the "E Unit Effective Time").

      (ii) Vesting. At the E Unit Effective Time, any then outstanding but unvested Class E Units held by such Class E Holder shall become Vested Class E Units. In addition, Class E Units held by a Class E Holder shall be subject to forfeiture only upon the termination of the employment of the Class E Holder with Cause pursuant to Section 2 above.

      (iii) Valuation and Distribution of Shares. Upon the closing date of the initial Public Offering, each Vested Class E Unit shall be valued as hereinafter set forth and the holders of such Units shall become entitled to be distributed, at the times and in the manner set forth below in this Section 3, shares of common stock of the Public Company based on such valuation.

      (iv) Valuation of Class E Units. The value of Vested Class E Units and the number of shares of common stock of the Public Company distributable on account of Vested Class E Units is set forth in this paragraph (d). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Vested Class E Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of this Agreement.

      The holder of each Vested Class E Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the sum of (x) the quotient of (A) the

Vested Class E Unit Value under this paragraph (d) divided by (B) the Gross IPO Price plus (y) the Per Unit Additional Share Increment.

 "Additional Share Increment" means the number of shares equal to the quotient of (x) the Additional Increment divided by (y) 125% of the Gross IPO Price.

 "Additional Increment" means the excess, if any, of (x) Total Vested Class E Unit Value calculated as if all of the Company's direct or indirect equity interests in the Public Company (excluding any interests sold in the Public Offering directly or indirectly for the Company's account) had been valued at a per share price equal to 125% of the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement over (y) Total Vested Class E Unit Value calculated as the product of
(1) as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed to VDK LLC in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement and (2) 125%.

 "Per Unit Additional Share Increment" means the Additional Share Increment divided by the aggregate number of Vested Class E Units outstanding.

      Any shares of common stock of the Public Company distributable to Class E Holders pursuant to this Section 3 are hereinafter referred to as "Distributable Shares".

      For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the Public Offering without reduction for underwriter's commissions and other expenses relating to the Public Offering.

 "Total Vested Class E Unit Value" means the value of all Vested Class E Units, which shall equal the product of P multiplied by Total Profits, where P is a percentage that equals 3.6% multiplied by the fraction in which the numerator is the number of Vested Class E Units and the denominator is 720.

 "Vested Class E Unit Value" means the value of a single Vested Class E Unit, which shall equal the percentage of Total Vested Class E Unit Value obtained by dividing one by the aggregate number of Vested Class E Units outstanding.

      (v) Time of Payment. Following a Public Offering, distributions of Distributable Shares payable on account of Total Class E Unit Value shall be made as of the following dates and at the following times:

             1) as of the effective date of each Secondary Sale prior to the Final Date, in an amount equal to the total number of Distributable Shares which all holders of Vested Class E Units and would be entitled to include in such Secondary Sale pursuant to the piggyback registration rights provisions under the Securityholders Agreement, assuming for such purpose that the Company had distributed all shares of the Public Company held by it pursuant to this Agreement and the VDK Holdings Plan; provided, however, in lieu of distributing such shares to the holders of such Units, all or any portion of such shares will instead be sold by the Company (or, if applicable, by the Public Company) in such Secondary Sale and the net proceeds of such sale shall be distributed to the holders of such Class E Units pro rata in accordance with their respective interests in the shares that otherwise would have been distributed.

             2) upon the Final Date, with the payments of Distributable Shares with respect to the Final Date to be made at the same time as any Distributions to Investors under this Agreement arising from the Final Date.

      (vi) Manner of Payment. Any payment to Class E Holders with respect to Units that is made pursuant to paragraphs (c) or (d) of this Section 3 shall be made in Distributable Shares distributed by the Company to Class E Holders.

 4.          [intentionally omitted]

                                SCHEDULE D to the
                       Second Amended and Restated Limited
                                Liability Company
                           Agreement of VDK Foods LLC


                            AMENDED AND RESTATED VDK
                           INCENTIVE COMPENSATION PLAN


 1. Purpose. The purpose of this Amended and Restated VDK Incentive Compensation Plan (this "Plan") is to provide a means by which certain employees of, consultants to and other persons having key business relations with VDK Foods LLC (the "Company") and certain New LLC Entities (such employees, consultants and other persons being hereinafter referred to individually as a "Key Person" and collectively as "Key Personnel"), may be given an opportunity to benefit from the appreciation in the value of the Company through the issuance of (i) incentive compensation units ("Performance Units") whose value, as described below, is based on the achievement of certain earnings targets and
(ii) incentive compensation units ("Exceptional Performance Units") whose value, as described below, is based on the rate of return achieved by certain investors in the Company. Performance Units and Exceptional Performance Units are hereinafter referred to as "Units." This Plan is intended to advance the interests of the Company by encouraging long-term employment with and diligent service to the Company and certain New LLC Entities on the part of the Key Personnel, by enabling the Company and certain New LLC Entities to retain their services and by providing such Key Personnel with an incentive to advance the success of the Company and certain New LLC Entities.

 2.          General Terms and Conditions of Rights; Definitions.

      (i) General Terms. The Board of Member Managers of the Company (the "Board") has granted and may grant Units to one or more Key Persons from time to time pursuant to this Plan; provided that each time a Key Person is granted Units, the number of Performance Units in such grant shall equal the number of Exceptional Performance Units in such grant. The maximum number of Performance Units that may be granted under this Plan is 2,000. The maximum number of Exceptional Performance Units that may be granted under this Plan is 2,000.

      (ii) Units Agreements. Units that have been granted shall be evidenced by written agreements (each a "Units Agreement") and, except as specifically approved by the Board or any Committee designated thereby, shall not be inconsistent with this Plan.

      (iii) No Effect on Employment. Nothing in this Plan or a Unit or Units Agreement issued hereunder shall govern the rights and duties relating to employment or other services between the holder of any Units and the Company or any New LLC Entity. Neither this Plan, nor any grant of Units pursuant thereto, shall constitute an employment or other form of service or supply agreement among such parties or establish a right of continued employment or a continued relationship with the Company or any New LLC Entity and the holder of any Unit.

      (iv) Definitions. Capitalized terms used in this Plan shall have the respective meanings set forth in Section 11.

      (v) Relationship of this Plan to the VDK Holdings, Inc. Incentive Compensation. The Company has amended and restated this Plan pursuant to the New Compensation Agreement. Under the New Compensation Agreement, the Company agreed to amend and restate this Plan so that it would have the same terms and provisions of the VDK Holdings Plan and grant to each holder of Performance Units and Exceptional Performance Units under this Plan a number of PUs and EPUs under the VDK Holdings Plan that is identical to the number of Performance Units and Exceptional Performance Units held by such person under this Plan as of April 8, 1998. VDK Holdings will make payments to Unit Holders under the VDK Holdings Plan, and any payments made under the VDK Holdings Plan will replace any payments due under the this Plan.

      (vi) Obligation of VDK Foods LLC to Fund Payments. Any cash, securities or other property payable by VDK Holdings to Unit Holders under the VDK Holdings Plan with respect to the obligations of VDK Holdings (other than the Gross-Up Obligation) under the VDK Holdings Plan shall be contributed by the Company to VDK Holdings. To the extent the Company does not contribute such cash, securities or other property to VDK Holdings, the Company shall be required to make the payment due to Unit Holders under this Plan and VDK Holdings shall have no obligation to make the payment due to Unit Holders under the VDK Holdings Plan.

 3.          [intentionally omitted]

 4.          [intentionally omitted]

 5. Payment and Valuation with respect to a Public Offering. In the event either VDK Holdings or any other New LLC Entity (including without limitation any surviving entity of a reorganization (including an incorporation), merger or consolidation of one or more of such entities) (such issuer being the "Public Company") intends to effect a Public Offering, the provisions of this Section 5 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto, except as provided in this Section 5 and Annex 1 hereto. In the event the closing date of the initial Public Offering occurs on or prior to September 30, 1998, the valuation of Units, the vesting of Units and the time or manner of payments with respect thereto shall be governed by Annex 1 hereto. This Section 5 and Annex 1 hereto shall be effective immediately prior to the closing date of the initial Public Offering (the "IC Plan Effective Time.")

 6. Forfeiture. In the event a Public Offering occurs and the provisions of Annex 1 hereto apply, the Units held by a Unit Holder shall be subject to forfeiture only upon the termination of the employment or engagement of the Unit Holder with Cause (as defined below); provided, that in the event the employment of a member of Dartford who is an employee of the Company is terminated for Cause, such employee's allocable share of Dartford's Units as determined in accordance with the governing documents of Dartford then in effect shall be subject to forfeiture under this Section 6.

      (i) Termination With Cause. In the event that a Unit Holder's employment by the Company and/or any New LLC Entity terminates prior to the date on which Total Performance Unit Value or Total Exceptional Performance Unit Value, as applicable, are determinable in accordance with this Plan because of discharge or termination of the Unit Holder by the Company or any New LLC Entity with Cause (as defined below), then all Units held by such Unit Holder shall be forfeited to the Company without the payment of any consideration to the Unit Holder by the Company therefor.

      (ii) Cause. For purposes of this Plan, the Company or a New LLC Entity shall have "Cause" to discharge or terminate a Unit Holder upon (i) the indictment of the Unit Holder for any crime which constitutes a felony, (ii) if the Unit Holder is party to a written employment, consulting or similar agreement with the Company or a New LLC Entity, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity either (A) the Unit Holder's failure to satisfactorily discharge all of his, her or its duties and obligations under such agreement or (B) any gross negligence or willful misconduct on the part of the Unit Holder in the course of rendering services thereunder, or (iii) if the Unit Holder is not a party to a written employment, consulting or similar agreement with the Company or any New LLC Entity, the failure or inability of the Unit Holder to cure or remedy, within 30 days after written notice of such failure from the Company or such New LLC Entity either
(A) the Unit Holder's substantial and continuing failure to satisfactorily discharge all of his, her or its material duties and obligations owed to the Company or such New LLC Entity or (B) any gross negligence or willful misconduct on the part of the Unit Holder in the course of rendering services to the Company or such New LLC Entity.

      (iii) Forfeited Units. Forfeited Units shall not be taken into account for purposes of the computations under Sections 5 or 7. In the event any Units are forfeited in accordance with this Section 6 or otherwise, the Board may, but shall not be required to, grant such Units to Key Personnel of the Company pursuant to this Plan.

 7. Special Provisions. The following special provisions shall apply to the valuation of the Units provided for in this Plan.

      (i) Golden Parachute Gross-Up. Anything herein to the contrary notwithstanding, in the event that the excise tax provided by IRC Sections
4999, or any amended or successor provision, applies to any payment to a Unit Holder hereunder, at Dartford's election exercisable by written notice to the Board, the amount of such payment shall be increased sufficiently, but not in excess of 15% thereof, so that the amount distributed to such Unit Holder net of such excise tax is approximately equal to the amount that would have been distributed had no such excise tax been imposed. All calculations made under this Plan shall be made after taking into account any such gross-up payments such that Total Distributions and IRR of the Business are based on the actual amounts received by Investors.

      (ii) Capital Gains Gross-Up. Anything herein to the contrary notwithstanding, in the event that the U.S. federal income tax rate on capital gains is less than the U.S. federal income tax rate on ordinary income and the payments to Unit Holders are subject to tax at such ordinary income rates, at Dartford's election exercisable by written notice to the Board, the amount of any payment to any Unit Holder shall be increased sufficiently so that such amount, net of any such U.S. federal income tax at ordinary rates, equals the payment that would otherwise have been made to such Unit Holder net of U.S. federal income tax at capital gains rates; provided, that in the event of a Public Offering occurs and the provisions of Annex 1 apply, Dartford shall be deemed to have automatically made such election and no notice to the Board shall be required. The aggregate amount of such increased amounts payable to Unit Holders are hereinafter referred to as the "Gross-Up Obligation". The Gross-Up Obligation shall be paid by VDK Holdings to Unit Holders in cash at the same time as the corresponding payment to Unit Holders giving rise to such Gross-Up Obligation is payable. The obligation of VDK Holdings to pay the Gross-Up Obligation shall be subject to VDK Holdings (or its successor) having the right to accrue a deduction for tax purposes for such payment but shall not be subject to such deduction reducing the amount of taxes otherwise payable by VDK Holdings (or its successor) in the year in which such deduction accrues. The payment of such Gross-Up Obligation is a direct obligation of VDK Holdings, and the Company has no obligation to fund the payment of the Gross-Up Obligation; provided, that to the extent VDK Holdings fails to pay the Gross-Up Obligation then due (whether or not the reason for such failure is the inability of VDK Holdings to accrue the deduction for tax purposes described above), the Company shall be required to pay to Unit Holders an amount in cash equal to the amount of the unpaid Gross-Up Obligation.

 8. Administration. This Plan shall be administered by the Board subject to the express terms and conditions of this Plan. From and after the effective date of this Plan, the Board shall have full power to grant Units under this Plan. No member of the Board or VDK Board shall be liable for any action or determination made in good faith with respect to this Plan or to any Unit.

 9.          Effective Date; Termination; Successors.

      (i) The original effective date of this Plan was as of September 19, 1995. The effective date of this Plan as hereby amended and restated is as of April 8, 1998.

      (ii) This Plan shall terminate upon all Units being retired as a result of payments or forfeiture.

      (iii) This Plan shall be binding on and inure to the benefit of the Company and its successors and assigns, including without limitation any successor or assign of the Company by reason of the merger, consolidation or reorganization of the Company with such successor or assign to be the "Company" for purposes of this Plan.

 10. Amendments. From time to time, this Plan may be altered, amended, suspended or discontinued, even if such action alters an outstanding Units Agreement to the detriment of the Unit Holder without his consent, upon the mutual agreement of the Board, the VDK Board and Dartford; provided, that at any time when the next succeeding proviso is not applicable, any such action applies to each Unit Holder in a consistent manner; provided, further, that in the event that neither Dartford nor its members are providing management services to the Company (whether in a member's capacity as a senior executive officer of the Company or otherwise), then any such alteration, amendment, suspension or discontinuance shall be effective upon the mutual agreement of the Board, the VDK Board and (A) insofar as any Units held by Dartford are affected by such amendment, Dartford, and (B) insofar as any Units held by Persons other than Dartford are affected by such amendment, such other Persons holding a majority of such Units.

 11. Definitions. As used in this Plan, the following terms shall have the meanings set forth below.

 "Affiliate" means any parent or subsidiary corporation of the Company as defined in Section 424(e) and (f) respectively of the Internal Revenue Code of 1986, but only for so long as such relationship is maintained.

 "Aurora/VDK LLC" means Aurora/VDK LLC, a Delaware limited liability company and the holder of all of the issued and outstanding capital stock of the Company on the effective date of this Plan.

 "Board" has the meaning set forth in Section 2.

 "Cause" has the meaning set forth in Section 6.

 "Class B LLC Units" means the "Class B" Units of limited liability company interest of the Company.

 "Class D LLC Units" means the "Class D" Units of limited liability company interest of the Company.

 "Company" has the meaning set forth in Section 1.

 "Dartford" means Dartford Partnership L.L.C.

 "Distributions" means amounts paid, payable or deemed paid or payable to any holder of Voting LLC Units, Non-Voting LLC Units, Units under this Plan, or PUs or EPUs under the VDK Holdings Plan, whether such amounts are in cash, equity securities (not including equity securities issuable as pursuant to splits or recapitalizations) or other property either as (i) distributions of profits,
(ii) distributions in redemption, liquidation or otherwise, or (iii) in accordance with Section 5 hereof.

 "EPUs" means the Exceptional Performance Units (as such term is defined therein) granted under the VDK Holdings Plan.

 "Exceptional Performance Units" has the meaning set forth in Section 1.

 "Final Date" means the first anniversary of the closing date of the initial Public Offering or, if earlier, the date of the dissolution of the Company.

 "Gross-Up Obligation" has the meaning set forth in Section 7(b).

 "Investor" means any holder of Class B LLC Units on the effective date of this Plan.

 "Key Person" and "Key Personnel" have the meaning set forth in Section 1.

 "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC, dated as of April 8, 1998, as amended.

 "New Compensation Agreement" means the New Compensation Agreement, dated as of April 8, 1998, by and among the Company, Aurora/VDK LLC, MBW Investors LLC, VDK Holdings and certain other parties signatory thereto.

 "New LLC Entities"  has the meaning set forth in the LLC Agreement.

 "Non-Public Shareholders" has the meaning set forth in the LLC Agreement.

 "Non-Voting LLC Units" means, collectively, the "Class D" and "Class E" Units of limited liability company interest of the Company.

 "Performance Units" has the meaning set forth in Section 1.

 "Person" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

 "Public Company" has the meaning set forth in Section 5.

 "Public Offering" has the meaning set forth in the LLC Agreement.

 "PUs" means the Performance Units (as such term is defined therein) granted under the VDK Holdings Plan.

 "Secondary Sale" means any sale by one or more Non-Public Shareholders, on or after the effective date of a Public Offering, of equity securities issued by the Public Company and held by such Non-Public Shareholder (but not originally issued by the Public Company pursuant to a Public Offering), whether such sale is pursuant to a registered public offering under the Securities Act of 1933, as amended, an exemption from the registration requirements thereof, or otherwise.

 "Total Distributions" means the aggregate amount of Distributions to holders of Voting LLC Units and holders of Non-Voting LLC Units and to the Unit Holders pursuant to this Plan or the VDK Holdings Plan.

 "Total Exceptional Performance Unit Value" has the meaning set forth in
Section 4(b)(iii).

 "Total Performance Unit Value" has the meaning set forth in Section 4(a)(iii).

 "Total Profits" means the sum of all amounts distributed or distributable under Sections 8.3(vi), 8.3(vii), 8.3(viii) and 8.3(ix) of the LLC Agreement (which includes all amounts distributed or distributable to Unit Holders under this Plan or the VDK Holdings Plan).

 "Unit Holder" means any holder of Performance Units or Exceptional Performance Units.

 "Units" has the meaning set forth in Section 1.

 "Units Agreement" has the meaning set forth in Section 2(b).

 "Van de Kamp's" means Van de Kamp's, Inc., a Delaware corporation and wholly-owned subsidiary of VDK Holdings as of the effective date of this Plan.

 "VDK Board" means the Board of Directors of VDK Holdings or of its successor (including the Public Company).

 "VDK Holdings" means VDK Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Aurora/VDK LLC as of the effective date of this Plan.

 "VDK Holdings Plan" means the VDK Holdings, Inc. Incentive Compensation Plan.

 "Vested Class E Units" has the meaning given such term in the LLC Agreement.

 "Vested Exceptional Performance Units" means those Exceptional Performance Units that have vested pursuant to Section 5 or 7 hereof.

 "Vested Performance Units" means those Performance Units that have vested pursuant to Section 5 or 7 hereof.

 "Voting LLC Units" means, collectively, the Class B LLC Units and the "Class C" Units of limited liability company interest of the Company.

                       ANNEX 1 TO THE AMENDED AND RESTATED
                         VDK INCENTIVE COMPENSATION PLAN


 (i) Public Offering On or Before September 30, 1998. In the event the Public Company effects a Public Offering and the closing date of the Public Offering occurs on or prior to September 30, 1998, the provisions of this Annex 1 shall govern the valuation of Units, the vesting of Units, and the time and manner of payments with respect thereto.

 (ii) Vesting. At the IC Plan Effective Time, each Unit Holder shall:

             1) have any outstanding but unvested Performance Units held by such Unit Holder become Vested Performance Units; and

             2) have any outstanding but unvested Exceptional Performance Units held by such Unit Holder become Vested Exceptional Performance Units.

In addition, Units held by a Unit Holder shall no longer be subject to forfeiture other than upon the termination of the employment or engagement of the Unit Holder with Cause pursuant to Section 6(a) of this Plan.

      (iii) Valuation and Distribution of Shares. Upon the closing date of the Public Offering, each Vested Performance Unit and each Vested Exceptional Performance Unit shall be valued as hereinafter set forth and the holders of such Units shall become entitled to be distributed, at the times and in the manner set forth below, shares of common stock of the Public Company (of the same class sold in the initial Public Offering) based on such valuation.

      (iv) Valuation of Performance Units. The value of Vested Performance Units and the number of shares of common stock of the Public Company distributable on account of Vested Performance Units is set forth in this paragraph (d). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Performance Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors
LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the Company Agreement. For the purpose hereof, the term "Gross IPO Price" shall mean the price to the public per share at which securities of the Public Company were sold in the initial Public Offering without reduction for underwriter's commissions and other expenses relating to the initial Public Offering.

      The holder of each Vested Performance Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the quotient of (A) the value of a single Vested Performance Unit computed as set forth in the following paragraph with respect to the Total Performance Unit Value determined under this paragraph (d) divided by (B) the Gross IPO Price.

      The value of a single Vested Performance Unit shall equal the percentage of Total Performance Unit Value (as determined under the following sentence) obtained by dividing one by the aggregate number of Vested Performance Units outstanding. The value of all Vested Performance Units ("Total Performance Unit Value") shall equal the product of P multiplied by Total Profits, where P is a percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Performance Units and the denominator is 2,000.

      (v) Valuation of Exceptional Performance Units. The value of Vested Exceptional Performance Units and the number of shares of common stock the Public Company distributable on account of Vested Exceptional Performance Units is set forth in this paragraph (e). Upon the closing date of the initial Public Offering, a computation of Total Profits, Total Distributions and Total Vested Exceptional Performance Unit Value shall be made on a basis as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed by Aurora/VDK LLC in connection with the initial Public Offering in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement.

      The holder of each Vested Exceptional Performance Unit shall thereupon be entitled to receive with respect to such Unit a number of shares of common stock of the Public Company (of the same class as sold in the Public Offering) equal to the sum of (x) the quotient of (A) the Exceptional Performance Unit Value computed with respect to Total Exceptional Performance Unit Value determined under this paragraph (e) divided by (B) the Gross IPO Price plus (y) the Per Unit Additional Share Increment.

 "Additional Share Increment" means the number of shares equal to the quotient of (x) the Additional Increment divided by (y) 125% of the Gross IPO Price.

 "Additional Increment" means the excess, if any, of (x) Total Exceptional Performance Unit Value calculated as if all of the Company's direct or indirect equity interests in the Public Company (excluding any interests either sold in the initial Public

Offering by Aurora/VDK LLC or distributed to the Company in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to 125% of the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement over (y) Total Exceptional Performance Unit Value calculated for this purpose as the product of (1) as if all of the Company's direct or indirect equity interests in the Public Company (but excluding any such equity interests either sold in the initial Public Offering by Aurora/VDK LLC or distributed to the Company in respect of a special distribution by Aurora/VDK LLC of $50,900,000 in the aggregate to the Company and MBW Investors LLC) had been valued at a per share price equal to the Gross IPO Price and as if such value had been distributed by the Company in accordance with Section 8.3 of the LLC Agreement and (2) 125%.

 "Exceptional Performance Unit Value" means the value of a single Vested Exceptional Performance Unit, which shall equal the percentage of Total Exceptional Performance Unit Value obtained by dividing one by the aggregate number of Vested Exceptional Performance Units outstanding.

 "Per Unit Additional Share Increment" means the Additional Share Increment divided by the aggregate number of Vested Exceptional Performance Units outstanding.

 "Total Exceptional Performance Unit Value" means the value of all Vested Exceptional Performance Units, which shall equal the product of P multiplied by the Total Profits, where P is the percentage that equals 5% multiplied by the fraction in which the numerator is the number of Vested Exceptional Performance Units and the denominator is 2,000.

      Any shares of common stock of the Public Company distributable to Unit Holders pursuant to this Annex 1 are hereinafter referred to as "Distributable Shares".

      (vi) Time of Payment. Following the initial Public Offering, distributions of Distributable Shares payable on account of Total Performance Unit Value and Total Exceptional Performance Unit Value shall be made as of the following dates and at the following times:

             1) as of the effective date of each Secondary Sale prior to the Final Date, in an amount equal to the total number of Distributable Shares which all holders of Vested Performance Units and Vested Exceptional Performance Units would be entitled to include in such Secondary Sale pursuant to the piggyback registration rights provisions under the Securityholders Agreement, assuming for such purpose that the Company had distributed all shares of the Public Company held by it pursuant to this Agreement and the VDK Holdings Plan; provided, however, in lieu of distributing such shares to the holders of such Units, all or any portion of such shares will instead be sold by the Company (or, if applicable, by

      Aurora/VDK LLC or the Public Company) in such Secondary Sale and the net proceeds of such sale shall be distributed to the holders of such Units pro rata in accordance with their respective interests in the shares that otherwise would have been distributed.

             2)     upon the Final Date; and

      (vii) Manner of Payment. Any payment to Unit Holders under the VDK Holdings Plan with respect to PUs and EPUs that is due pursuant to paragraphs
(d) or (e) of Annex 1 to the VDK Holdings Plan shall be made in Distributable Shares contributed by the Company to VDK Holdings. To the extent the Company does not contribute Distributable Shares to VDK Holdings, VDK Holdings shall have no obligation to distribute securities of the Public Company, cash or any other property to Unit Holders pursuant to the VDK Holdings Plan with respect to the payment then due and the Company shall then be obligated to make such payment pursuant to this Plan. When the aggregate number of Distributable Shares required to be paid under this Plan or the VDK Holdings Plan has been paid in full, then all distributions required to be made on account of Units under this Plan or on account of Vested Plan Units under the LLC Agreement shall be deemed to have been made.